                                                                   EXHIBIT 10.1




                                   $75,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                   May 8, 1997


                                      among


                                Tekni-Plex, Inc.


                           The Guarantors Party Hereto


                             The Banks Party Hereto


                     The LC Issuing Banks Referred to Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent


                       ----------------------------------


                          J.P. Morgan Securities Inc.,
                                   as Arranger

                                TABLE OF CONTENTS

                                  -------------


                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions..................................................   1
Section 1.02.  Accounting Terms and Determinations..........................  18

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments to Lend..........................................  18
Section 2.02.  Method of Borrowing..........................................  19
Section 2.03.  Maturity of Loans............................................  20
Section 2.04.  Interest Rates...............................................  20
Section 2.05.  Method of Electing Interest Rates............................  22
Section 2.06.  Fees.........................................................  24
Section 2.07.  Termination or Optional Reduction of
                   Commitments..............................................  24
Section 2.08.  Mandatory Reduction of Commitments...........................  25
Section 2.09.  Optional Prepayments.........................................  26
Section 2.10.  General Provisions as to Payments............................  27
Section 2.11.  Funding Losses...............................................  28
Section 2.12.  Computation of Interest and Fees.............................  28
Section 2.13.  Notes........................................................  28
Section 2.14.  Letters of Credit............................................  29

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Closing......................................................  35
Section 3.02.  Borrowings and Issuances of Letters
                   of Credit................................................  37

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence and Power................................  38
Section 4.02.  Corporate and Governmental Authorization;
                   No Contravention.........................................  38
Section 4.03.  Binding Effect...............................................  39
Section 4.04.  Financial Information........................................  39
Section 4.05.  Litigation...................................................  39


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
Section 4.06.  Compliance with ERISA........................................  40
Section 4.07.  Environmental Compliance.....................................  40
Section 4.08.  Taxes........................................................  42
Section 4.09.  Subsidiaries.................................................  42
Section 4.10.  No Regulatory Restrictions on Borrowing......................  42
Section 4.11.  Full Disclosure..............................................  42
Section 4.12.  Representations in Collateral Documents
                   True and Correct.........................................  43
Section 4.13.  Representations of Guarantors................................  43
Section 4.14.  Intellectual Property........................................  44
Section 4.15.  Solvency.....................................................  44

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information..................................................  44
Section 5.02.  Payment of Obligations.......................................  47
Section 5.03.  Maintenance of Property; Insurance...........................  47
Section 5.04.  Conduct of Business and Maintenance of
                   Existence................................................  48
Section 5.05.  Compliance with Laws.........................................  48
Section 5.06.  Inspection of Property, Books and Records....................  48
Section 5.07.  Mergers and Sales of Assets..................................  49
Section 5.08.  Use of Proceeds..............................................  49
Section 5.09.  Negative Pledge..............................................  49
Section 5.10.  Limitation on Debt...........................................  51
Section 5.11.  Minimum Consolidated Net Worth...............................  51
Section 5.12.  Fixed Charge Coverage Ratio..................................  52
Section 5.13.  Leverage Ratio...............................................  52
Section 5.14.  Minimum Consolidated EBITDA..................................  53
Section 5.15.  Restricted Payments..........................................  53
Section 5.16.  Investments..................................................  53
Section 5.17.  Consolidated Capital Expenditures............................  55
Section 5.18.  Transactions with Affiliates.................................  55
Section 5.19.  Limitation on Restrictions Affecting
                   Subsidiaries.............................................  56
Section 5.20.  Retirement of Subordinated and Other
                   Long-Term Debt...........................................  56
Section 5.21.  Limitation on Fixed-Price Contracts..........................  57
Section 5.22.  Further Assurances...........................................  57

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Defaults...........................................  58
Section 6.02.  Notice of Default............................................  62
Section 6.03.  Cash Cover...................................................  62

                                    ARTICLE 7
                                    THE AGENT

Section 7.01.  Appointment and Authorization................................  62
Section 7.02.  Agent and Affiliates.........................................  63
Section 7.03.  Action by Agent..............................................  63
Section 7.04.  Consultation with Experts....................................  63
Section 7.05.  Liability of Agent...........................................  63
Section 7.06.  Indemnification..............................................  64
Section 7.07.  Credit Decision..............................................  64
Section 7.08.  Successor Agent..............................................  64
Section 7.09.  Agent's Fee..................................................  65

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate
                   Inadequate or Unfair.....................................  65
Section 8.02.  Illegality...................................................  65
Section 8.03.  Increased Cost and Reduced Return............................  66
Section 8.04.  Taxes........................................................  67
Section 8.05.  Base Rate Loans Substituted for Affected
                   Euro-Dollar Loans........................................  70
Section 8.06.  Substitution of Bank.........................................  71

                                    ARTICLE 9
                                    GUARANTY

Section 9.01.  The Guaranty.................................................  71
Section 9.02.  Guaranty Unconditional.......................................  71
Section 9.03.  Discharge Only upon Payment in Full;
                   Reinstatement in Certain Circumstances...................  72
Section 9.04.  Waiver by Each Guarantor.....................................  73
Section 9.05.  Subrogation and Contribution.................................  73
Section 9.06.  Stay of Acceleration.........................................  73
Section 9.07.  Limit of Liability...........................................  73
Section 9.08.  Release upon Sale............................................  73

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Notices.....................................................  74
Section 10.02.  No Waivers..................................................  74
Section 10.03.  Expenses; Indemnification...................................  74
Section 10.04.  Sharing of Set-offs.........................................  75
Section 10.05.  Amendments and Waivers; Release of
                   Collateral...............................................  76


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
Section 10.06.  Successors; Participations and Assignments..................  76
Section 10.07.  Reliance on Margin Stock....................................  78
Section 10.08.  Governing Law; Submission to Jurisdiction...................  79
Section 10.09.  Counterparts; Integration; Effectiveness....................  79
Section 10.10.  Confidentiality.............................................  79
Section 10.11.  Waiver of Jury Trial........................................  80

COMMITMENT SCHEDULE
PRICING SCHEDULE
SCHEDULE 1     --    Debt of the Borrower and its Subsidiaries
SCHEDULE 2     --    Subsidiaries
EXHIBIT A      --    Note
EXHIBIT B      --    Opinion of Counsel for the Obligors
EXHIBIT C      --    Opinion of Special Counsel for the Agent
EXHIBIT D      --    Assignment and Assumption Agreement
EXHIBIT E      --    Form of Security Agreement
EXHIBIT F      --    Form of Pledge Agreement
EXHIBIT G      --    Forms of Mortgage, Assignment of Leases and Rents, Security
                       Agreement and Fixture Filing
EXHIBIT H      --    Form of Opinion of Local Counsel
EXHIBIT I      --    Form of Intercompany Note
EXHIBIT J      --    Form of Payoff Letter

         AGREEMENT dated as of May 8, 1997 among TEKNI-PLEX, INC., the GUARANTORS parties hereto, the BANKS parties hereto, the LC ISSUING BANKS referred to herein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


         The parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Acquisition" means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

         "Additional Debt Incurrence" means the incurrence of any Debt by the Borrower or any of its Subsidiaries (other than Debt which is permitted under Section 5.10) to which the Required Banks have consented.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, completed by such Bank and returned to the Agent (with a copy to the Borrower).

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans and its participations in Letters of Credit, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including, without limitation, any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, and (ii) dispositions to the Borrower or a Subsidiary of the Borrower.

         "Assignee" has the meaning set forth in Section 10.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

         "Bank Parties" means the Banks, the LC Issuing Banks and the Agent.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article 8.

         "Base Rate Margin" has the meaning set forth in Section 2.04(a).

         "Borrower" means Tekni-Plex, Inc., a Delaware corporation, and its successors.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a Base Rate Borrowing if such Loans are Base Rate Loans or a Euro-Dollar Borrowing if such Loans are Euro-Dollar Loans.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

         "Closing Date" means the date on or after the Effective Date on which the Agent shall have received all the documents specified in or pursuant to
Section 3.01.

         "Collateral" means collateral subject to the Collateral Documents.

         "Collateral Account" means an account in the name and under the control of the Agent into which there shall be deposited from time to time amounts required to be delivered to the Agent pursuant to Section 2.08 or 6.03 of this Agreement.

         "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Mortgages, any additional pledges, security agreements or mortgages delivered pursuant to the Loan Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

         "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 10.06(c), in each case as such amount may be changed from time to time pursuant to Section
2.07 or 10.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

         "Commitment Percentage" means, with respect to any Bank at any time, the percentage which the amount of such Bank's Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Bank's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to
Section 10.06.

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated Debt" means, at any date, the consolidated Debt of the Borrower and its Consolidated Subsidiaries as of such date.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

         "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

         "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

         "Consolidated Net Working Investment" means at any date (i) consolidated current assets of the Borrower and its Consolidated Subsidiaries (exclusive of cash and cash equivalents) minus (ii) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries (exclusive of Debt), all determined as of such date.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "Control Group" means MST/TP Partners, L.P., Tekni-Plex Partners, L.P., Dr. F. Patrick Smith, Mr. Kenneth Baker, each of the partners in either of the foregoing partnerships, and each Person designated by a partner for purposes of estate or similar personal planning who receives shares of capital stock of the Borrower in connection with a liquidation, unwinding or the like of either of the foregoing partnerships.

         "Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment at such time or (ii) if its Commitment shall have terminated, an amount equal to its Outstanding Committed Amount at such time.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.09.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" means all liabilities in connection with or relating to the business, assets presently or previously owned, leased or operated, activities (including, without limitation, off-site disposal) or operations of the Borrower and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         "Equity Issuance" means the issuance of any equity securities by the Borrower or any of its Subsidiaries (other than equity securities issued to the Borrower or any of its Subsidiaries), if at the time of such issuance the Leverage Ratio is greater than 4:1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.04(b).

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of a London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.04(b).

         "Events of Default" has the meaning set forth in Section 6.01.

         "Evergreen Letter of Credit" means a Letter of Credit that is automatically extended unless the relevant LC Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

         "Excess Cash Flow" means, for any period the excess (if any) of: (a) the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, depreciation, amortization and other similar noncash charges plus (iii) any increase (or minus any decrease) during such period in deferred tax liabilities of the Borrower and its Consolidated Subsidiaries, taken as a whole, for such fiscal period, plus
(iv) any decrease in Consolidated Net Working Investment between the beginning and the end of such period; minus (b) the sum of (i) Consolidated Capital Expenditures for such period, (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such period, (iii) cash dividends paid on preferred stock during such period, (iv) mandatory prepayments and repayments of long-term Debt of the Borrower and its Consolidated Subsidiaries during such period (other than prepayments on account of Excess Cash Flow for a prior period), (v) repayments during such period of the revolving credit loans and short-term Debt of the Borrower and its Consolidated Subsidiaries which were not made with the proceeds of other Debt, and (vi) to the extent included in Consolidated Net Income for such period, the amount of any gain on disposition of an asset if such disposition constitutes an Asset Sale.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) the result of (A) Consolidated EBITDA minus (B) Consolidated Capital Expenditures for the period of four consecutive Fiscal Quarters then ended to (ii) Consolidated Interest Expense for such period.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Guarantor" means, subject to Section 9.08, each Person who has executed this Agreement as a guarantor.

         "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Information Memorandum" means the confidential descriptive memorandum dated February, 1997 furnished to the Banks in connection with the transactions contemplated hereby.

         "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit). "LC Exposure" means, with respect to any Bank at any time, an amount equal to its Commitment Percentage of the Aggregate LC Exposure at such time.

         "LC Indemnitees" has the meaning set forth in Section 2.14(k).

         "LC Issuing Bank" means Morgan Guaranty Trust Company of New York (and any other Bank which, at the Borrower's request, shall have agreed to issue Letters of Credit hereunder and confirmed such agreement in a notice to the Agent), each in its capacity as an LC Issuing Bank under the letter of credit facility described in Section 2.14.

         "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

         "LC Payment Date" has the meaning set forth in Section 2.14(g).

         "LC Reimbursement Due Date" has the meaning set forth in Section
2.14(h).

         "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks for amounts paid by the LC Issuing Banks in respect of drawing under Letters of Credit, including any portion of any such obligations to which a Bank has become subrogated pursuant to Section 2.14(i).

         "Letter of Credit" means a letter of credit issued hereunder by an LC Issuing Bank.

         "Leverage Ratio" means, on any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date. For purposes of determining Consolidated EBITDA at any time during the first four Fiscal Quarters ending after a Fiscal Quarter in which an Acquisition has been made, Consolidated EBITDA shall be increased for any Fiscal Quarter which began prior to such Acquisition by the amount of EBITDA which the Borrower (with the consent of the Agent, such consent not to be unreasonably withheld or delayed) shall determine would have been attributable to the acquired assets for the Fiscal Quarter most recently ended on or prior to the date of such Acquisition; provided that for the Fiscal Quarter in which the Acquisition has occurred, such increase shall be prorated to reflect only the days during such Fiscal Quarter prior to the consummation of the Acquisition.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.04(b).

         "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received by the Borrower or any of its Subsidiaries in connection with one or more related events under any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries, if the amount of such aggregate proceeds or award or other compensation exceeds $1,000,000.

         "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, or business of the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower or any other Person to consummate the transactions contemplated hereby to occur on the Closing Date;
(iii) a material adverse effect on the ability of the Borrower to perform under this Agreement and the Notes and the other Loan Documents; or (iv) a material adverse effect on the rights and remedies of the Agent and the Banks under this Agreement and the Notes and the other Loan Documents.

         "Material Debt" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

         "Material Financial Obligations" means a principal or face amount of Debt (other than the Loans and LC Reimbursement Obligation) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

         "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "Mortgage" means each mortgage, deed of trust or deed to secure debt substantially in the form of Exhibit G hereto between each Obligor party thereto, as mortgagor or trustor, and the Agent, as mortgagee or beneficiary, entered into as of the Closing Date and relating to the Borrower's facilities in Decatur,

Indiana, Lawrenceville, Georgia, Flemington, New Jersey, Wenatchee, Washington and Somerset County, New Jersey, and any mortgage, deed of trust or deed to secure debt entered into pursuant hereto after the Closing Date, in each case as amended from time to time.

         "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds, received as income or other proceeds, of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Reduction Event and (y) if such Reduction Event is an Asset Sale, (I) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.05.

         "Obligors" means the Borrower and the Guarantors, and "Obligor" means any of them.

         "Outstanding Committed Amount" means, with respect to any Bank at any time, the sum of (i) the outstanding principal amount of each of its Loans and
(ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 10.06(c).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 10.06(c).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pledge Agreement" means the pledge agreement substantially in the form of Exhibit F hereto between each Obligor party thereto and the Agent entered into as of the Closing Date, as amended from time to time.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

         "Reduction Event" means (i) any Asset Sale, (ii) any Additional Debt Incurrence or (iii) any Equity Issuance. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

         "Reduction Percentage" means (i) in respect of an Asset Sale or Additional Debt Incurrence, 100% of the Net Cash Proceeds thereof; (ii) in respect of an

Equity Issuance, 50% of the Net Cash Proceeds thereof, and (iii) in respect of Excess Cash Flow, 50% of the amount thereof.

         "Reference Banks" means the principal London offices of Fleet Bank, National Association, LaSalle National Bank and Morgan Guaranty Trust Company of New York, and "Reference Bank" means any one of such Reference Banks; provided that upon the resignation of any Reference Bank, the Agent and the Borrower shall designate a mutually satisfactory substitute Reference Bank.

         "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" has a corresponding meaning.

         "Required Banks" means, at any time, Banks having at least 51% of the aggregate amount of the Credit Exposures at such time.

         "Restricted Investment" means any Investment by the Borrower and its Subsidiaries in any Person, other than (i) Investments in Guarantors or Persons which, within 30 days after the consummation of such Investment, become Guarantors, (ii) Temporary Cash Investments and (iii) Investments constituting intercompany loans permitted under Section 5.10(d).

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant (other than the redeemable warrants issued to Rice Mezzanine Lenders, L.P., and Rice Partners II, L.P. if retired on or prior to the Closing Date for an amount not to exceed $20,000,000) or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion); provided that (x) payments in an aggregate amount not to exceed $5,000,000 in respect of the repurchase of the Borrower's capital stock from employees of the Borrower and its Subsidiaries, former employees and their estates and (y) payments in an aggregate amount not to exceed $400,000 in respect of the repurchase of the Borrower's capital stock from Tekni-Plex Partners L.P. and/or Thomas S. Ablum shall not be Restricted Payments.

         "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

         "Rollover Amount" has the meaning set forth in Section 5.17.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreement" means the security agreement substantially in the form of Exhibit E hereto between each Obligor party thereto and the Agent entered into as of the Closing Date, as amended from time to time.

         "Special Expenses" means (i) non-recurring expenses incurred in connection with the preparation of this Agreement and the closing hereunder, and
(ii) in the case of an Acquisition otherwise permitted under this Agreement, non-recurring expenses and charges related to such Acquisition, such as investment banking fees, breakup fees, legal fees, severance expense, restructuring charges and other non-recurring expenses and charges, up to a maximum aggregate amount of $12,000,000 for all such Acquisitions during the term of this Agreement; provided, however, that if the Borrower reasonably believes that the expenses and charges referred to in the preceding clause (ii) are likely to exceed $2,000,000 for any Acquisition, prior to the consummation of such Acquisition the Borrower shall provide the Agent and the Banks with a written good faith estimate of the nature and amount of such expenses and charges.

         "Subordinated Debt" means the Subordinated Notes and up to $75 million of other subordinated Debt issued by the Borrower which contains terms and conditions no more favorable to the holders of such Debt that those governing the Subordinated Notes.

         "Subordinated Notes" means (i) the senior subordinated notes, in an aggregate principal amount of $75,000,000, issued on or prior to the Closing Date pursuant to the Indenture, dated as of April 1, 1997, between the Borrower and Marine Midland Bank, as Trustee, as the same, subject to Section 5.20 may be amended, supplemented, waived or otherwise modified and in effect from time to time, and (ii) any notes of the Borrower with terms identical to the senior subordinated notes described in clause (i) hereof that are exchanged for such senior subordinated notes as part of a registered offer as described under

"Description of Notes -- Registration Rights" in the Offering Memorandum for such senior subordinated notes dated April 1, 1997.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower; provided that Dolco Packaging Ltd. shall not be considered a Subsidiary of the Borrower.

         "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

         "Termination Date" means May 8, 2002, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.


                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, such Bank's Outstanding Committed Amount shall not exceed its Commitment and the aggregate Outstanding Committed Amounts shall not exceed the aggregate Commitments. The initial Borrowing under this Section shall be in an aggregate principal amount not less than $5,000,000, and each subsequent Borrowing shall be in an amount of $1,000,000 or any larger integral multiple of $1,000,000 (except that any Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.09 and reborrow at any time during the Revolving Credit Period under this Section.

         (b) On any Domestic Business Day during the Revolving Credit Period, if no Default shall have occurred and be continuing at such time, the Borrower may, with the consent of the Required Banks, increase the aggregate amount of the Commitments by agreeing with each existing Bank that each such Bank shall make available its pro rata share of the amount by which the Commitments are to be increased or, to the extent that any existing Bank declines to so increase its Commitment, either by designating a Person not theretofore a Bank and acceptable to the Agent to become a Bank or by agreeing with an existing Bank that such Bank's Commitment shall be further increased. Upon execution and delivery by the Borrower and such Bank or other Person of an instrument of assumption in form and amount satisfactory to the Agent, such existing Bank shall have a Commitment as therein set forth or such other Person shall become a Bank with a Commitment as therein set forth and all the rights and obligations of a Bank with such a Commitment hereunder; provided that (i) the Borrower shall provide prompt notice of such increase to the Agent, which shall promptly notify the other Banks and (ii) the aggregate amount of each such increase shall be at least $5,000,000 and shall not exceed $25,000,000. Upon an increase in the aggregate amount of the Commitments pursuant to this subsection (b), within five Domestic Business Days in the case of each Base Rate Borrowing outstanding, and at the end of the then current Interest Period with respect thereto in the case of each Euro-Dollar Borrowing then outstanding, the Borrower shall prepay or repay such Borrowing in its entirety, and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Banks in such proportion.

         SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Promptly after receiving a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. The failure of any Bank to make available such funds shall not relieve any other Bank of its obligations hereunder. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make any funds so received from the Banks available to the Borrower in Federal or other funds immediately available in New York City no later than 2:00 P.M. (New York City time) on the date of such Borrowing by credit to an account of the Borrower at the Agent's aforesaid address or to such other account of the Borrower in New York City as may have been specified in the applicable Notice of Borrowing and as shall be reasonably acceptable to the Agent.

         (d) Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.04 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         SECTION 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of
(x) the Base Rate Margin plus (y) the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day.

         "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on

Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day).

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.05. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day, and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section

         2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion shall be allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, shall each be at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

         SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) per annum on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate Outstanding Committed Amounts. Such commitment fee shall accrue from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety.

         (b) The Borrower shall pay to the Agent, for the several accounts of the Banks ratably in proportion to their Commitment Percentages, a letter of credit fee for each day at the LC Fee Rate (determined daily in accordance with the Pricing Schedule) per annum on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit outstanding at the close of business on such day. The Borrower shall pay to each LC Issuing Bank a fronting fee of 0.25% per annum on the aggregate amount available for drawing (whether or not conditions for drawing have been satisfied) under all Letters of Credit issued by such LC Issuing Bank, and other standard and customary processing charges.

         (c) Fees accrued for the several accounts of the Banks under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety.

         SECTION 2.07. Termination or Optional Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if there are no Outstanding Committed Amounts at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate Outstanding Committed Amounts. Promptly after receiving a notice pursuant to this subsection, the Agent shall notify each Bank of the contents thereof.

         (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

         SECTION 2.08. Mandatory Reduction of Commitments. (a) If the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, the Commitments shall be reduced in an amount equal to the Reduction Percentage of such Net Cash Proceeds; provided that, so long as no Default has occurred and is continuing, receipt of Net Cash Proceeds of any Asset Sale shall require reduction of the Commitments only to the extent that such Net Cash Proceeds are not actually expended within 180 days of receipt (or committed, within 180 days of receipt, to be expended and subsequently actually expended) for reinvestment in other assets owned or to be owned by the Borrower or a Subsidiary.

         (b) If the Leverage Ratio for any Fiscal Year ending after the date hereof exceeds 4:1, the Commitments shall be reduced in an amount equal to the Reduction Percentage of Excess Cash Flow for such Fiscal Year.

         (c) Promptly following the receipt thereof by the Borrower or any of its Subsidiaries, the Borrower shall deposit with the Agent in the Collateral Account an amount of cash equal to the aggregate Major Casualty Proceeds received by such Person. With respect to any such Major Casualty Proceeds, so long as no Default has occurred and is continuing, the aggregate amount of such cash proceeds which such Person has expended or committed to expend for the restoration or replacement of the asset in respect of which such payment or award was made (or for investment in any other fixed assets) shall be released by the Agent to the Borrower; provided that if within 180 days of receipt of such Major Casualty Proceeds such Person shall not have expended or committed to expend an equivalent amount for the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received (or for investment in any other fixed assets), the excess of the amount of such Major Casualty Proceeds over the amount of such expenditures and commitments shall be applied to reduce the Commitments on such 180th day.

         (d) On the date of a reduction of the Commitments pursuant to clause
(a), (b) or (c) of this Section, the Borrower shall prepay or repay the Loans or provide cover for Aggregate LC Exposure in such amounts as shall be necessary so that immediately after such payment the result of (i) the aggregate Outstanding Committed Amounts minus (ii) the amount of any cover for Aggregate LC Exposure then held by the Agent pursuant to this clause (d) does not exceed the aggregate amount of the Commitments as then reduced, first, by prepaying or repaying Loans, and, second, following payment in full of the Loans, by providing cover for Aggregate LC Exposure. Cover for Aggregate LC Exposure shall be effected by paying to the Agent immediately available funds, to be held by the Agent in the Collateral Account, in an amount required by the preceding sentence (after giving effect to repayments and prepayments of the Loans pursuant to the preceding sentence) which amount shall be retained by the Agent in such Collateral Account until such time as the Letters of Credit shall have been terminated and all of the Aggregate LC Exposure paid in full; provided that if the Commitments shall have been terminated, all other amounts payable hereunder shall have been paid in full and no Default shall have occurred and be continuing, the Agent shall from time to time upon the request of the Borrower return to the Borrower such portion of such amount as the Agent in its sole discretion determines is no longer needed to provide cover for Aggregate LC Exposure and related fees and expenses payable under this Agreement.

         (e) The reductions required by clause (a) (and the corresponding prepayments required by clause (d)) of this Section shall be made forthwith upon receipt by the Borrower or any of its Subsidiaries, as the case may be, of any Net Cash Proceeds of any Reduction Event; provided that if the Reduction Percentage of the Net Cash Proceeds in respect of any Reduction Event is less than $1,000,000, such prepayment shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, the Reduction Percentage of such Net Cash Proceeds is equal to at least $1,000,000; and provided further that if any such prepayment or reduction would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the related Interest Periods, such prepayment shall, unless the Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to such last day. The reductions required by clause (b) (and the corresponding prepayments required by clause (d)) of this Section shall be made on the last Euro-Dollar Business Day of the first Fiscal Quarter following the end of the related Fiscal Year. The Borrower shall give the Agent at least three Euro-Dollar Business Days' notice of each prepayment required pursuant to this Section. The reductions required by clause (c) of this Section shall be made on the date specified therein, and the corresponding prepayments required by clause
(d) of this Section shall be made on such date or, if such date is not a Domestic Business Day, on the next succeeding Domestic Business Day.

         SECTION 2.09. Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.11, the Borrower may, upon notice to the Agent by 11:00 A.M. (New York City time) on the date of such prepayment, prepay any Group of Base Rate Loans or, upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating

$1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

         (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and LC Reimbursement Obligations and each payment of fees hereunder (other than fees payable directly to the LC Issuing Banks) not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to
Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or LC Reimbursement Obligations or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Borrower notifies the Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loan after notice has been given to any Bank in accordance with Section 2.02(b), 2.05(c) or 2.09(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or, without duplication, by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and its method of calculation, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.12. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.13. Notes. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Promptly after it receives each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.14. Letters of Credit. (a) Issuance. Each LC Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue letters of credit hereunder at the request of the Borrower from time to time prior to the date that is 30 days before the Termination Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Banks as provided in this subsection:

                  (i) the Aggregate LC Exposure shall not exceed $15,000,000;

                  (ii) in the case of each Bank, its Outstanding Committed Amount shall not exceed its Commitment; and

                  (iii) the aggregate Outstanding Committed Amounts shall not exceed the aggregate Commitments.

Whenever an LC Issuing Bank issues a Letter of Credit hereunder, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section, equal to such Bank's Commitment Percentage thereof.

         (b) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Agent at least five Domestic Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby. Promptly after it receives such notice, the Agent shall notify each Bank of the contents thereof.

         (c) Conditions to Issuance. No LC Issuing Bank shall issue any Letter of Credit unless:

                  (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank,

                  (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested,

                  (iii) such LC Issuing Bank shall have confirmed with the Agent on the date of such issuance that the limitations specified in clauses
         (i), (ii) and (iii) of subsection (a) of this Section will not be exceeded immediately after such Letter of Credit is issued, and

                  (iv) such LC Issuing Bank shall not have been notified in writing by the Borrower or the Agent expressly to the effect that any condition specified in clause (d) or (e) of Section 3.02 is not satisfied at the time such Letter of Credit is to be issued.

         (d) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day before the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request for a period not exceeding one year or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

         (e) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank shall give the Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it. Such notice shall identify such Letter of Credit, the date on which it is to be extended (or the last day on which notice can be given to prevent such extension) and the date to which it is to be extended. Promptly after it receives such notice, the Agent shall notify each Bank of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) such extension does not comply with subsection (d) of this Section, (y) such LC Issuing Bank shall not have confirmed with the Agent on the date of such extension that the limitations specified in clauses (i), (ii) and (iii) of subsection (a) of this Section will not be exceeded immediately after such Letter of Credit is extended, or (z) such LC Issuing Bank shall have been notified by the Borrower or the Agent expressly to the effect that any condition specified in clause (d) or (e) of Section 3.02 is not satisfied at the time of such proposed extension.

         (f) Notice of Actual Issuances and Extensions. Promptly after it issues any Letter of Credit or extends any Letter of Credit (or allows any Evergreen Letter of Credit to be extended), the relevant LC Issuing Bank will notify the Agent of the date, face amount, beneficiary or beneficiaries and expiry date or extended expiry date of such Letter of Credit. Promptly after it receives such notice, the Agent shall notify each Bank of the contents thereof and the amount of such Bank's participation in such Letter of Credit. Promptly after it issues any Letter of Credit, the relevant LC Issuing Bank will send a copy of such Letter of Credit to the Agent.

         (g) Drawings. If an LC Issuing Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date of such payment (an "LC Payment Date") and (ii) make such payment in accordance with the terms of such Letter of Credit.

         (h) Reimbursement by the Borrower. (A) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for such amount, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which such LC Issuing Bank notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 12:00 Noon (New York time) on the later of such dates, such reimbursement shall be due and payable on the next following Domestic Business Day (the date on which it is due and payable being an "LC Reimbursement Due Date").

             (B) In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this subsection (h), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, at a rate per annum equal to the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day.

             (C) Each payment by the Borrower pursuant to this subsection (h) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 10.01.

         (i) Payments by Banks. (A) If the Borrower fails to pay any LC Reimbursement Obligation in full when due, the relevant LC Issuing Bank may notify the Agent of the unreimbursed amount and request that the Banks reimburse such LC Issuing Bank for their respective Commitment Percentages thereof. Promptly after it receives any such notice, the Agent shall notify each Bank of the unreimbursed amount and such Bank's Commitment Percentage thereof. Upon receiving such notice from the Agent, each Bank shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 10.01, an amount equal to such Bank's Commitment Percentage of such unreimbursed amount, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (New York time) (i) on the day such Bank receives such notice if it is received at or before 12:00 Noon (New York time) on such day or (ii) on the next Domestic Business Day if such notice is received after 12:00 Noon (New York time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Bank's Commitment Percentage of the related LC Reimbursement Obligation (including interest accrued thereon).

             (B) If any Bank fails to pay when due any amount to be paid by it pursuant to clause (A) of this subsection, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day and (y) for each day thereafter the sum of 2% plus the Base Rate Margin for such day plus the Base Rate for such day.

             (C) If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Bank shall have made funds available to such LC Issuing Bank in accordance with clause (A) of this subsection, such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Bank its Commitment Percentage thereof, including interest, to the extent received by such LC Issuing Bank.

         (j) Exculpatory Provisions. The obligations of the Borrower and the Banks under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Bank may have or have had against any LC Issuing Bank, any Bank, any beneficiary of any Letter of Credit, the Agent or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Banks, the Agent and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Agent, any LC Issuing Bank or any Bank in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding on the Borrower and shall not place the Agent, any LC Issuing Bank or any Bank under any liability to the Borrower.

         (k) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless each Bank, each LC Issuing Bank and the Agent (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against such LC Indemnitee by any Person whatsoever) by reason of or in connection with any execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of any Bank's failure to comply with its obligations to such LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank); provided that the Borrower shall not be required to indemnify any LC Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section.

         (l) Indemnification by Banks. The Banks shall, ratably in proportion to their Commitment Percentages, indemnify each LC Issuing Bank (to the extent not reimbursed by the Borrower) against any claims, damages, losses, liabilities, reasonable costs and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section; provided that the Banks shall not be required to indemnify any LC Issuing Bank for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) its own gross negligence or willful misconduct, (ii) its failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit or (iii) its liabilities under any Letter of Credit issued by it in contravention of subsection (c)(iii) of this Section or extended by it in contravention of clause (y) of the last sentence of subsection (e) of this Section (to the extent that the limitations referred to therein were in fact exceeded).

         (m) Liability for Damages. Nothing in this Section shall preclude the Borrower or any Bank from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (B) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

         (n) Dual Capacities. In its capacity as a Bank, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Bank.

         (o) Information to be Provided to Agent. The LC Issuing Banks shall furnish to the Agent upon request such information as the Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Banks under Section 2.06(b).


                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Closing. The closing hereunder shall occur upon the satisfaction of the following events (in the case of each document to be received, such document to be dated the Closing Date unless otherwise indicated):

         (a) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Closing Date and complying with the provisions of Section 2.13;

         (b) receipt by the Agent of an opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Obligors, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d) receipt by the Agent of duly executed counterparts of each of the Collateral Documents, together with (i) evidence satisfactory to the Agent of the effectiveness and perfection (to the extent required thereby) of the Liens contemplated thereby (including the filing of UCC-1's and the delivery of any promissory notes and stock certificates comprising the Collateral) or, with respect to the Mortgages, arrangements satisfactory to the Agent for the prompt recording thereof; (ii) opinions of Ice Miller Donadio & Ryan, special Indiana counsel, Powell, Goldstein, Frazer & Murphy, special Georgia counsel, Shanley & Fisher, special New Jersey counsel, and Lane Powell Spears Lubersky LLP, special Washington counsel, substantially in the form of Exhibit H hereto, with such changes as are acceptable to the Agent; and (iii) with respect to each property subject to a Mortgage (A) policies of title insurance (or irrevocable and binding commitments, dated and recertified as of the Closing Date, to issue such policies), on forms issued by the American Land Title Association and otherwise in form and substance reasonably satisfactory to the Agent and issued by such title insurance company or companies as are acceptable to the Agent, with all premiums, expenses and fees paid or caused to be paid by the Borrower, insuring (or committing to insure) the Liens created under each Mortgage, in such amounts as the Agent shall request, subject only to Liens permitted under the Loan Documents, containing such endorsements and affirmative assurances as are satisfactory to the Agent, and reinsured in amounts and under reinsurance agreements in form and substance satisfactory to the Agent; (B) recent "as-built" surveys that comply with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and that are otherwise in form and substance satisfactory to the Agent; and (C) to the extent requested by the Agent, environmental reports with respect to such properties in form and substance satisfactory to the Agent;

         (e) receipt by the Agent of evidence satisfactory to it of the insurance coverage required by Section 5.03 and the Collateral Documents;

         (f) receipt by the Agent of a certificate of the chief executive officer of the Borrower as to the solvency of the Borrower, in form acceptable to the Banks;

         (g) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

         (h) receipt by the Agent of payment in full of all costs, fees, expenses (including, without limitation, legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other amounts payable for the account of the Banks or the Agent in the amounts previously agreed upon to be payable on or before the Closing Date;

         (i) there shall not be pending or, to the best of the Borrower's knowledge, threatened, any action, suit or other proceeding (1) with respect to which, in the judgment of the Required Banks, there is a reasonable possibility of a decision which could reasonably be expected to have a Material Adverse Effect or (2) which, in the judgment of the Required Banks, in any manner draws into question the validity or enforceability of the Loan Documents;

         (j) receipt by the Agent and the Banks of a pro forma consolidated balance sheet and consolidated statement of operations of the Borrower and its Consolidated Subsidiaries, which pro forma financial statements shall be satisfactory to the Agent and demonstrate that the Borrower is in compliance with the covenants contained in Sections 5.11 to 5.14, inclusive, after giving effect to all Borrowings and issuances of Letters of Credit on the Closing Date;

         (k) receipt by the Agent of payoff letters in substantially the form attached as Exhibit J hereto or such other evidence as the Agent may reasonably require that all Debt of the Borrower and its Subsidiaries identified on
Schedule 1 hereto (other than Debt identified in Part B of such Schedule 1) has been retired, and any commitments with respect thereto terminated, on terms and conditions satisfactory to the Banks, and all Liens securing such Debt have been discharged; and

         (l) receipt by the Agent of evidence satisfactory to it that the Borrower shall have received cash proceeds of not less than $72,750,000 (before payment of related expenses estimated to be $600,000) from the issuance of the Subordinated Notes.

Promptly after the Closing Date occurs, the Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of any LC Issuing Bank to issue (or extend or allow an extension of the expiry date of) any Letter of Credit, are each subject to the satisfaction of the following conditions:

                  (a) the Closing Date shall have occurred on or before May 15, 1997;

                  (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02, or receipt by the relevant LC Issuing Bank of a notice of proposed issuance or extension as required by Section 2.14(b) or 2.14(e), as the case may be;

                  (c) immediately after such Borrowing or issuance or extension of a Letter of Credit, the aggregate Outstanding Committed Amounts will not exceed the aggregate Commitments;

                  (d) immediately before and after such Borrowing or issuance or extension of a Letter of Credit, no Default shall have occurred and be continuing; and

                  (e) the representations and warranties of the Obligors contained in this Agreement shall be true on and as of the date of such Borrowing or issuance or extension of a Letter of Credit.

Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or extension of a Letter of Credit as to the facts specified in clauses (c), (d) and (e) of this Section and by each Obligor, with respect to itself only, as to the fact specified in clause (e) of the Section.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants, and each Guarantor represents and warrants, with respect to itself only, as to the matters set forth in Section 4.13, that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings which have been made on or prior to the Closing
Date) and do not (i) contravene any provision of applicable law or regulation or of the Borrower's certificate of incorporation or by-laws, (ii) contravene, or constitute a default under, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary, the consequences of which contravention or default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) except as contemplated by the

Collateral Documents, result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

         SECTION 4.03. Binding Effect. Each of the Loan Documents (other than the Notes) to which the Borrower is a party constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as limited by principles of reasonableness, good faith and fair dealing.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 28, 1996 and the related consolidated statements of operations, cash flows and stockholders' equity for the Fiscal Year then ended, reported on by BDO Seidman, LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited consolidated balance sheet of the Company as of December 27, 1996 and the related unaudited consolidated statements of operations, cash flows and stockholders' equity for the six months then ended, a copy of which has been delivered to the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period.

         (c) Since June 28, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the best of the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or
(ii) which in any manner draws into question the validity or enforceability of the Loan Documents.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Compliance. (a) Except (x) to the extent addressed by prior or present remediation activities by the Borrower and its Subsidiaries or by third parties pursuant to contractual obligations or (y) to the extent that the Environmental Liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or can reasonably be expected to result from the matters referred to in clauses (i) through (vii), would not exceed $6,000,000 for any individual issue arising at or relating to a particular facility, or $15,000,000 in the aggregate:

                  (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been served, no penalty has been assessed and, to the best of the Borrower's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any Subsidiary of any Environmental Law, (B) alleged failure by the Borrower or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business, (C) Regulated Activity or (D) Release of Hazardous Substances;

                  (ii) other than Regulated Activity undertaken in compliance with all applicable Environmental Laws, (A) neither the Borrower nor any Subsidiary has engaged in any Regulated Activity and (B) no Regulated Activity has occurred at or on any property now or previously owned, leased or operated by the Borrower or any Subsidiary during the period of such ownership, lease or operation by the Borrower or any Subsidiary;

                  (iii) to the best of the Borrower's knowledge, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by the Borrower or any Subsidiary during the period of such ownership, lease or operation by the Borrower or any Subsidiary;

                  (iv) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Borrower or any Subsidiary during the period of such ownership, lease or operation by the Borrower or any Subsidiary;

                  (v) to the best of the Borrower's knowledge, no property now or previously owned, leased or operated by the Borrower or any Subsidiary or any property to which the Borrower or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the best of the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up;

                  (vi) there are no liens under Environmental Laws on any of the real property or other assets owned or leased by the Borrower or any Subsidiary, to the best of the Borrower's knowledge no government actions have been taken or are in process which could subject any of such properties or assets to such liens, and neither the Borrower nor any Subsidiary would be required to place any notice or restriction relating to Hazardous Substances at any property owned by it in any deed to such property; and

                  (vii) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower has knowledge in relation to the current or prior business of the Borrower or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, access to which has not been provided to the Banks at least five days prior to the date hereof.

         (b) For purposes of this Section, the terms "Borrower" and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any Subsidiary.

         SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

         SECTION 4.09. Subsidiaries. (a) Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Schedule 2 lists all of the Subsidiaries of the Borrower as of the Closing Date. Each Subsidiary of the Borrower is a Guarantor, and each Guarantor is a direct or indirect Subsidiary of the Borrower.

         SECTION 4.10. No Regulatory Restrictions on Borrowing. The Borrower is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

         SECTION 4.11. Full Disclosure. (a) All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, to the best of the Borrower's knowledge, true and accurate in all material respects on the date as of which such information is stated or certified in light of the circumstances under which such information was provided. The Borrower has, to the best of the Borrower's knowledge, disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Obligors' ability to perform their obligations under the Loan Documents.

         (b) The projected financial statements set forth in the Information Memorandum were based on reasonable assumptions and as of their date represented the best estimate of future performance of the Borrower and its Subsidiaries. During the period from the respective dates as of which information is stated in the Information Memorandum to and including the Closing Date, no event has occurred and no condition has come into existence which would have caused the projected financial statements therein to be materially misleading.

         SECTION 4.12. Representations in Collateral Documents True and Correct. Each of the representations and warranties of the Borrower contained in the Collateral Documents is true and correct.

         SECTION 4.13. Representations of Guarantors. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor, (ii) contravene, or constitute a default under, any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor the consequences of which contravention or default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) except as contemplated by the Collateral Documents, result in the creation or imposition of any Lien on any asset of such Guarantor. The Loan Documents to which each Guarantor is a party constitute valid and binding agreements of such Guarantor, in each case enforceable against the Borrower in accordance with their respective terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally,
(ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as may be limited by principles of reasonableness, good faith and fair dealing. Each of the representations and warranties of each Guarantor contained in the Collateral Documents to which such Guarantor is a party is true and correct.

         SECTION 4.14. Intellectual Property. The Borrower and each of its Subsidiaries owns, possesses or holds under valid licenses all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights that are necessary for the operation of their respective properties and businesses, and neither the Borrower nor any of its Subsidiaries is in violation of any provision thereof. Neither the Borrower nor its Subsidiaries has received actual notice of, or knows of any valid basis for, any claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others, and, to the best knowledge of the Borrower and each of its Subsidiaries, there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Borrower and its Subsidiaries.

         SECTION 4.15. Solvency. Subject to Section 9.07 hereof, as of the Closing Date after giving effect to the transactions contemplated hereby to occur on the Closing Date, and at all times thereafter: (i) the aggregate fair market value of the assets of each of the Borrower and the Guarantors will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each of the Borrower and the Guarantors will have sufficient cash flow to enable it to pay its debts as they mature and (iii) none of the Borrower and the Guarantors will have unreasonably small capital for the business in which it is engaged.


                                    ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or interest or fees accrued hereunder remain unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner which would be acceptable to the SEC by BDO Seidman, LLP or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of operations for such Fiscal Quarter and the related consolidated statements of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief executive officer or chief accounting officer;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief executive officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.17, inclusive, on the date of such financial statements, and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief executive officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) as soon as reasonably practicable after any officer of the Borrower obtains knowledge thereof, notice of any event or condition which has had or threatens to have a Material Adverse Effect and the nature of such Material Adverse Effect;

         (g) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

         (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might reasonably constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief executive officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (j) promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Borrower's obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any Release of any Hazardous Substance on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case (x) which could result in liability or expenses in excess of $6,000,000 for any individual issue arising at or relating to a particular facility, or $15,000,000 in the aggregate or (y) which individually or in the aggregate could have a material adverse effect on the condition (financial or otherwise), assets, liabilities (including, without limitation, environmental liabilities) or prospects, taken as a whole, of the Borrower and its Subsidiaries, notice thereof; and

         (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries (including, without limitation, any Guarantor) as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all of their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien other than inchoate statutory liens in respect of obligations not yet due and payable), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, any appropriate reserves for the accrual thereof.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with no greater risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will engage in business activity involving the manufacture and distribution of packaging materials, other disposable products, and related materials and related businesses, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

                  (i) the merger of a Subsidiary into the Borrower if, after giving effect thereto, no Default shall have occurred and be continuing;

                  (ii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower if the corporation surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing;

                  (iii) the merger or consolidation of the Borrower with or into any other Person if the corporation surviving such consolidation or merger is the Borrower and, after giving effect thereto, no Default shall have occurred and be continuing; or

                  (iv) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

         The Borrower will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than those engaged in on the Closing Date and any other line or lines of business activity involving the manufacture and distribution of packaging materials, other disposable products, and related materials and related businesses.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity or manner of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

         SECTION 5.07. Mergers and Sales of Assets. (a) The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person; provided that the Borrower may merge with any other Person if the corporation surviving the merger is the Borrower, and any Subsidiary may merge with any other Person if the corporation surviving the merger is the Borrower or a Subsidiary, in each case only if immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         (b) No Obligor will sell, lease or otherwise transfer, directly or indirectly, any Collateral except for (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions to the Borrower or a Subsidiary, (iii) dispositions of portions of any business acquired in an Acquisition, so long as such portions have an aggregate value not in excess of 15% of the aggregate purchase price for such Acquisition, and (iv) Permitted Dispositions (as defined in the Mortgages).

         SECTION 5.08. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used by the Borrower (a) in an aggregate amount not to exceed $50,000,000 (plus any amount by which the Commitments have been increased pursuant to Section 2.01(b)), to finance Acquisitions otherwise permitted under the terms of this Agreement, and (b) for general corporate purposes, including for working capital purposes. Neither any proceeds of the Loans nor any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

     (b) any Lien on any asset securing Debt in an aggregate principal amount at any time outstanding not to exceed $2,500,000 incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

     (c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not secured by any additional assets and the amount of such Debt is not increased (except for the amount of any premium required to be paid pursuant to the terms of such Debt, plus expenses reasonably incurred by the issuer of such Debt, in connection with such refinancing, extension, renewal or refunding);

     (f) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations and (ii) do not secure any single obligation or liability (or class of obligations or liabilities having a common cause) in an amount exceeding $5,000,000;

     (g) Liens created by the Collateral Documents;

     (h) Permitted Encumbrances (as defined in the Mortgages) and those Liens permitted to be contested under Section 2.06 of the Mortgages;

     (i) Liens in favor of the Trustee under the Indenture governing the Subordinated Notes, to the extent such Liens are permitted under the Indenture; and

     (j) Liens to secure a Debt owed to the Borrower or a Guarantor.

     SECTION 5.10. Limitation on Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

     (a) Debt under this Agreement;

     (b) Debt secured by Liens permitted by Section 5.09;

     (c) Debt of the Borrower owed to a Guarantor, or Debt of a Guarantor owed to the Borrower or another Guarantor, provided that any such Debt shall be evidenced by an instrument in substantially the form of Exhibit I hereto;

     (d) Subordinated Debt; and

     (e) Debt of the Borrower and its Subsidiaries not otherwise permitted by this Section incurred after the Closing Date in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided that the aggregate principal amount of Debt incurred by all Subsidiaries pursuant to this clause
(f) shall not exceed $2,500,000 at any time outstanding.

     SECTION 5.11. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time during any fiscal period set forth below be less than an amount equal to the sum of (i) $22,000,000 plus (ii) an amount equal to 75% of Consolidated Net Income for each Fiscal Quarter ending after June 27, 1997 but before the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) plus (iii) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after the date hereof of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after the date hereof. For purposes of determining compliance with this Section, Special Expenses and payments permitted pursuant to the proviso to the definition of Restricted Payment shall not be taken into account in calculating Consolidated Net Worth (and each certificate delivered pursuant to Section 5.01(c) with respect to compliance shall set forth the foregoing adjustments in reasonable detail).

     SECTION 5.12. Fixed Charge Coverage Ratio. On the last day of each Fiscal Quarter ending during one of the periods set forth below, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:

                       Period                          Ratio
                       ------                          -----

      Fourth Fiscal Quarter of 1997 through
        Second Fiscal Quarter of 1999                 2.00:1.00
      Third Fiscal Quarter of 1999 through
        Second Fiscal Quarter of 2000                 2.25:1.00
      Third Fiscal Quarter of 2000 through
        Fourth Fiscal Quarter of 2000                 2.30:1.00
      First Fiscal Quarter of 2001 through
        Fourth Fiscal Quarter of 2001                 2.50:1.00
      First Fiscal Quarter of 2002 through
        Third Fiscal Quarter of 2002                  2.75:1.00

For purposes of determining compliance with this Section, Special Expenses shall not be taken into account in calculating Consolidated EBITDA (and each certificate delivered pursuant to Section 5.01(c) with respect to compliance shall set forth the foregoing adjustments in reasonable detail).

     SECTION 5.13. Leverage Ratio. At no time during any Fiscal Quarter ending during one of the periods set forth below shall the Leverage Ratio be greater than the ratio set forth below opposite such period.

                   Period                               Ratio
                   ------                               -----

      Fourth Fiscal Quarter of 1997 through
        Second Fiscal Quarter of 1998                 5.00:1.00
      Third Fiscal Quarter of 1998                    4.75:1.00
      Fourth Fiscal Quarter of 1998 through
        Second Fiscal Quarter of 1999                 4.50:1.00
      Third Fiscal Quarter of 1999 through
        Fourth Fiscal Quarter of 1999                 4.25:1.00
      First Fiscal Quarter of 2000 through
        Fourth Fiscal Quarter of 2000                 4.00:1.00
      First Fiscal Quarter of 2001 through
        Fourth Fiscal Quarter of 2001                 3.75:1.00
      First Fiscal Quarter of 2002 through
        Third Fiscal Quarter of 2002                  3.50:1.00

For purposes of determining compliance with this Section, Special Expenses shall not be taken into account in calculating Consolidated EBITDA (and each certificate delivered pursuant to Section 5.01(c) with respect to compliance shall set forth the foregoing adjustments in reasonable detail).

     SECTION 5.14. Minimum Consolidated EBITDA. Consolidated EBITDA for any four consecutive Fiscal Quarters will at no time be less than $24,000,000. For purposes of determining compliance with this Section, Special Expenses shall not be taken into account in calculating Consolidated EBITDA (and each certificate delivered pursuant to Section 5.01(c) with respect to compliance shall set forth the foregoing adjustments in reasonable detail).

     SECTION 5.15. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment.

     SECTION 5.16. Investments. Neither the Borrower nor any Subsidiary will (a) hold, make or acquire any Restricted Investment in any Person or (b) consummate or agree to consummate any Acquisition unless:

          (i) both before and immediately after giving effect to such Acquisition or Restricted Investment, no Default shall have occurred and be continuing;

          (ii) immediately after any such Restricted Investment is made or acquired or any such Acquisition is consummated or agreed to, the sum, without duplication, of (A) the aggregate amount expended by the Borrower and its Subsidiaries with respect to Acquisitions (including the value of capital stock of the Borrower used to make Acquisitions) after the date hereof plus (B) the aggregate net book value of all Restricted Investments does not in the aggregate exceed the sum of (x) an amount equal to 50% of the aggregate amount of Excess Cash Flow for each Fiscal Year ending after the date hereof (any such incremental amount pursuant to this clause (x) to be added on the date of receipt of the financial statements referred to in
     Section 5.01 for such Fiscal Year), and (y) an additional amount equal to $100,000,000 for all periods after the Closing Date; and

          (iii) in the case of an Acquisition, (A) the Person whose assets, securities or other equity interests are acquired by the Borrower or its Subsidiaries is engaged in the same line of business activity as the Borrower and its Subsidiaries or any other line or lines of business activity involving the manufacture and distribution of packaging materials, other disposable products, and related materials and related businesses; (B) immediately after such Acquisition is consummated, the aggregate proceeds of the Loans expended by the Borrower and its Subsidiaries in connection with Acquisitions made after the Closing Date does not exceed $50,000,000 (plus any amount by which the Commitments have been increased pursuant to Section 2.01(b)); (C) the purchase price for such Acquisition does not exceed $100,000,000; and (D) the Borrower would be in compliance with Sections 5.11 to 5.14, inclusive, after the Fixed Charge Coverage Ratio, Leverage Ratio and Consolidated EBITDA are each adjusted with respect to such Acquisition on the date of consummation or proposed consummation thereof (the "Transaction Date") as follows: in calculating Consolidated EBITDA, Consolidated Interest Expense and Consolidated Capital Expenditures, (1) the incurrence of any Debt incurred in connection with such Acquisition and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive Fiscal Quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Fixed Charge Coverage Ratio and Leverage Ratio (the "Reference Period"), (2) pro forma effect shall be given to any Acquisition (including adjustments to operating results permitted to be made in accordance with generally accepted accounting principles and any pro forma cost savings which the Borrower expects to realize and to the inclusion of which the Agent and, if such expected pro forma cost savings are in excess of $2,000,000, the Required Banks, have consented (such consents not to be unreasonably withheld or delayed)) which occurs during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date as if such Acquisition had occurred on the first day of the Reference Period, (3) the incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period and (4) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an interest party swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

At least thirty (30) days prior to the closing date for any Acquisition (or, in the case of any Acquisition that occurs within 30 days after the Effective Date, within such time as the Borrower and the Agent agree), the Borrower shall have delivered to each of the Bank Parties (i) a compliance certificate certifying the Borrower's compliance with the provisions of this Agreement, including, without limitation, Sections 5.11 to 5.14, inclusive, after giving effect on a pro forma basis to such Acquisition and (ii) a report of the chief executive officer or chief accounting officer of the Borrower, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by the Agent in its good faith discretion after completion of reasonable due diligence, establishing
(x) the basis for such certification and (y) that after giving effect to such Acquisition and the financing therefor, the Borrower shall be in compliance at the end of each Fiscal Year until the Termination Date with the covenants contained in Sections 5.11 to 5.14, inclusive.

     SECTION 5.17. Consolidated Capital Expenditures. Consolidated Capital Expenditures relating to operations existing on the Closing Date of the Borrower and its Subsidiaries existing on the Closing Date will not exceed $10,000,000 for any Fiscal Year; provided that if the aggregate amount of such Consolidated Capital Expenditures actually made in any Fiscal Year shall be less than $10,000,000 (before giving effect to any Rollover Amount from prior years permitted in such Fiscal Year), then the amount of such shortfall may be added to the amount of such Consolidated Capital Expenditures permitted for succeeding Fiscal Years (such shortfall amount in any Fiscal Year, the "Rollover Amount" for such Fiscal Year); provided further, however, that such Consolidated Capital Expenditures for any Fiscal Year (after giving effect to any Rollover Amount from prior years) will under no circumstances exceed $20,000,000.

     SECTION 5.18. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) any such Subsidiary from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing, or (ii) so long as no Default has occurred and is continuing, payments by the Borrower, not exceeding $600,000 in the aggregate in any fiscal year, required to be made to Tekni-Plex Partnership or MST Partners L.P. or their respective affiliates or partners under the terms of existing agreements and notes.

     SECTION 5.19. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions to, or pay any Debt owed to, the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to consensual liens permitted under Section 5.09); provided that the foregoing shall not apply to (i) restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement (including, without limitation, the Subordinated Notes) and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinancing Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Debt being renewed, extended or refinanced, or (ii) restrictions applicable to an acquired entity or its assets in effect at the Acquisition thereof by the Borrower or a Subsidiary and not incurred in contemplation of such Acquisition.

     SECTION 5.20. Retirement of Subordinated and Other Long-Term Debt. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment in respect of the principal of any Subordinated Debt other than regularly scheduled mandatory repayments, redemptions or sinking fund payments. The Borrower will not, and will not permit any of its Subsidiaries to, consent to or solicit any amendment, supplement, waiver or other modification of any agreement or instrument evidencing or governing any Subordinated Debt, without the prior written consent of the Required Banks. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment in respect of the principal of any other long-term Debt (other than the Loans).

     SECTION 5.21. Limitation on Fixed-Price Contracts. Excluding contracts, purchase orders and arrangements in respect of which and to the extent the Borrower or any Subsidiary has entered into option, swap or other hedging arrangements, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any contract, purchase order or other arrangement providing for delivery more than six months after the execution thereof pursuant to which the Borrower or any Subsidiary agrees to manufacture, produce, supply, sell, distribute or otherwise transfer any material or product at a fixed price that may not be adjusted to reflect fluctuations in market conditions and such Person's cost of goods sold if the aggregate contract price to be paid under all such arrangements during any fiscal year would exceed 10% of the consolidated net sales of the Borrower and its Subsidiaries during such year.

     SECTION 5.22. Further Assurances. (a) The Borrower will, and will cause each of the other Obligors to, at the Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Agent shall from time to time request, which may be necessary in the reasonable judgment of the Agent from time to time to assure, perfect, convey, assign and transfer to the Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which may facilitate the performance of the terms of the Collateral Documents, or the filing, registering or recording of the Collateral Documents. Without limiting the foregoing, the Borrower shall use all reasonable efforts to deliver to the Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which the Borrower is a party and each amendment, renewal or extension thereof, and with respect to each new lease to which the Borrower becomes a party.

     (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including, without limitation, reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Agent may reasonably request in connection with the grant of such security interests, shall be paid by the Borrower promptly upon demand.

     (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

     (d) The Borrower will cause each Subsidiary acquired after the Closing Date
(i) to become a party to this Agreement as guarantor by executing a supplement hereto in form and substance satisfactory to the Agent and (ii) to enter into a Security Agreement and any other agreements as may be necessary or desirable in order to grant (subject to and to the extent permitted by restrictions permitted by Section 5.19 hereof, and subject to Liens permitted by Section 5.09 hereof) perfected first priority security interests upon all of its assets to secure its obligations hereunder. In addition, the Borrower will pledge, or cause to be pledged, pursuant to a Pledge Agreement, all of the capital stock or other equity interests of such Subsidiary owned directly or indirectly by the Borrower. The Borrower shall cause each such Subsidiary to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Subsidiary is acquired, including, without limitation, causing such Subsidiary to (x) execute and deliver to the Agent such number of copies as the Agent may specify of such supplements and Security Agreement and other documents creating security interests and (y) deliver such certificates, evidences of corporate action or other documents as the Agent may reasonably request, all in form and substance satisfactory to the Agent, relating to the satisfaction of the Borrower's obligations under this Section. Upon compliance by the Borrower with the provisions of this subsection (d), Schedule 2 shall be deemed to have been amended to reflect that such Subsidiary is a Guarantor.


                              ARTICLE 6
                              DEFAULTS

     SECTION 6.01. Events of Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or any LC Reimbursement Obligation, or shall fail to pay within five days any interest, fee or other amount payable by it hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in
Article 5, other than those contained in Sections 5.01 through 5.06, or any Obligor shall fail to observe or perform any covenant contained in Section 4(A) or 4(J) of the Security Agreement or Section 5(B) of the Pledge Agreement;

     (c) any Obligor shall fail to observe or perform any covenant or agreement (other than those covered by clause (a) or (b) above) contained in the Loan Documents for 15 days after the Agent gives notice thereof to the Borrower at the request of any Bank;

     (d) any representation, warranty, certification or statement made by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition described in Section 4042(a)(1)-(3) of ERISA shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000 and such payment obligation shall continue unsatisfied and unstayed for a period of 15 days;

     (j) judgments or orders for the payment of money exceeding $5,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 15 days;

     (k) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien prior to all other Liens except for Permitted Liens (as defined in the Security Agreement) on any material part of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing;

     (l) the Borrower or any Subsidiary of the Borrower incurs after the date hereof Environmental Liabilities in excess of $15,000,000 in the aggregate, which Environmental Liabilities would, under GAAP, be reflected in the financial statements (or the footnotes thereto) of the Borrower; or

     (m) (1) so long as Tekni-Plex Partners, L.P. has not liquidated or unwound or otherwise distributed its shares of capital stock of the Borrower, MST/TP Partners, L.P. ceases to be the sole general partner of Tekni-Plex Partners, L.P.; (2) members of the Control Group shall cease to own, directly or indirectly, more than a fifty percent (50%) economic interest in the Borrower; provided that in the event of an issuance by the Borrower of shares of its capital stock, the economic interest in the Borrower held by members of the Control Group may be reduced to not less than a thirty percent (30%) economic interest in the Borrower; (3) members of the Control Group shall cease to control directly or indirectly more than fifty percent (50%) of the shares of capital stock of the Borrower entitled (excluding stock that is entitled to vote only upon the occurrence of a contingency that has not yet occurred) to vote in the election of a majority of the members of the board of directors of the Borrower; provided that in the event of an issuance by the Borrower of capital stock of the Borrower, such voting stock interest in the Borrower held by members of the Control Group may be reduced to not less than a thirty percent (30%) voting stock interest in the Borrower; (4) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), excluding from such group any members of the Control Group, shall have acquired after the date hereof, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of the lesser of (x) more than 40% of the outstanding shares of common stock of the Borrower or (y) a greater voting stock interest in the Borrower than is held by members of the Control Group; or (5) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period ("Initial Directors") or who were nominated for election by all of the Initial Directors (other than any such Initial Directors who shall have died, become incapacitated or resigned for family, health or other personal reasons prior to such nomination), shall cease to constitute a majority of the Borrower's board of directors;

then, and in every such event, the Agent shall:

          (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate;

          (ii) if requested by Banks having more than 50% of the Aggregate LC Exposure, by notice to each LC Issuing Bank instruct such LC Issuing Bank
     (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and


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          (iii) if requested by Banks holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     SECTION 6.03. Cash Cover. The Borrower agrees that, if an Event of Default shall have occurred and be continuing and Banks having more than 50% of the Aggregate LC Exposure instruct the Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Agent, pay to the Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the Agent in the Collateral Account to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; provided that, if any Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Borrower, the Borrower shall pay such amount to the Agent forthwith without any notice or demand or any other act by the Agent or the Banks.


                                    ARTICLE 7
                                    THE AGENT

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to enter into and act as its agent in connection with the Collateral Documents and to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by


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the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

     SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in
Article 3, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended


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to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 7.06. Indemnification. The Banks shall, ratably in accordance with their Credit Exposures, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

     SECTION 7.08. Successor Agent. Subject to the appointment of and acceptance of appointment by a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon receipt of such notice, the Required Banks shall have the right with, so long as no Default has occurred and is continuing, the consent of the Borrower (not to be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks with, so long as no Default has occurred and is continuing, the consent of the Borrower (not to be unreasonably withheld), appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent


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hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Agent.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loan:

               (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

               (b) Banks holding 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its


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
Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit (including letters of credit and participations therein) extended by, any Bank (or its Applicable Lending Office) or any LC Issuing Bank or shall impose on any Bank (or its Applicable Lending Office) or any LC Issuing Bank or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) or such LC Issuing Bank of making or maintaining any Euro-Dollar Loan or issuing or participating in any Letter of


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
Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or such LC Issuing Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank or LC Issuing Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank or LC Issuing Bank such additional amount or amounts as will compensate such Bank or LC Issuing Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank and LC Issuing Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or LC Issuing Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank or LC Issuing Bank, be otherwise disadvantageous to it. A certificate of any Bank or LC Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the basis thereof shall be conclusive in the absence of manifest error; provided that no Bank shall be required to disclose information that it considers in its sole discretion to be confidential. In determining such amount, such Bank or LC Issuing Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:


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
          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Obligor pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

     (b) Subject to Section 8.04(e), all payments by any Obligor to or for the account of any Bank Party hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Obligor shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall promptly furnish to the Agent, at its address specified in or pursuant to Section 10.01, to the extent available, the original or a certified copy of a receipt evidencing payment thereof or any other document reasonably requested by the Agent.

     (c) Subject to Section 8.04(e), Obligors agree to indemnify each Bank Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank Party makes demand therefor, which demand shall be accompanied by a statement providing an explanation of the facts and calculations that form the basis for such demand.


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Such statement shall be final, conclusive and binding on the Obligors absent manifest error.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and, from time to time thereafter, before any Bank designates a new Euro-Dollar Lending Office which is an Affiliate or if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), no Obligor shall be required to increase any payment to such Bank pursuant to
Section 8.04(b)(i) and such Bank shall not be entitled to indemnification under
Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank that is otherwise exempt from, or subject to a reduced rate of, withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at such Bank's expense, take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If any Obligor is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request and expense, change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     (g) Upon the reasonable request of the Borrower, and at the Borrower's expense, a Bank Party shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes or Other Taxes which were not


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correctly or legally imposed and for which the Borrower has indemnified such
Bank Party under this Section 8.04 if obtaining such refund would not, in the sole judgment of the Bank Party, be disadvantageous to such Bank Party; provided that nothing in this Section 8.04(g) shall be construed to require any Bank Party to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund. If a Bank Party shall receive a refund from a taxing authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxing authority) of any Taxes or Other Taxes paid by the Borrower pursuant to subsection 8.04(b) or (c) above, such Bank Party shall promptly pay to the Borrower the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses; provided that such Bank Party shall only be required to pay to the Borrower such amounts as such Bank Party in its sole discretion, determines are attributable to Taxes or Other Taxes paid by the Borrower. In the event such Bank Party or the Agent is required to repay the amount of such refund (including interest, if any), the Borrower, upon the request of such Bank Party or the Agent (as the case may be), agrees to promptly return to such Bank Party or the Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Bank Party or the Agent).

     (h) Notwithstanding the foregoing, nothing in this Section 8.04 shall be construed to (i) entitle the Borrower or any other persons to any information determined by any Bank Party or the Agent, in its sole discretion, to be confidential or proprietary information of such Bank Party or the Agent, to any tax or financial information of any Bank Party or the Agent or to inspect or review any books and records of any Bank Party or the Agent, or (ii) interfere with the rights of any Bank Party or the Agent to conduct its fiscal or tax affairs in such manner as it deems fit.

     SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans


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
(on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank or LC Issuing Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Bank Parties) to purchase the Note and assume the Commitment of such Bank or replace the Letter of Credit issued by such LC Issuing Bank.


                                    ARTICLE 9
                                    GUARANTY

     SECTION 9.01. The Guaranty. Each Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower or any other Guarantor under the Loan Documents. Upon failure by the Borrower or any other Guarantor to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

     SECTION 9.02. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Guarantor under the Loan Documents, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to the Loan Documents;


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
          (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Guarantor under the Loan Documents;

          (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Guarantor contained in the Loan Documents;

          (v) the existence of any claim, set-off or other rights which such Guarantor may have at any time against the Borrower, any other Guarantor, the Agent, any LC Issuing Bank, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Guarantor under the Loan Documents; or

          (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any LC Issuing Bank, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

     SECTION 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, each Guarantor's obligations hereunder with respect to such payment


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shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 9.04. Waiver by Each Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Guarantor or any other Person.

     SECTION 9.05. Subrogation and Contribution. Until all amounts payable by the Obligors under the Loan Documents shall have been paid in full, each Guarantor agrees not to enforce or exercise any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder
(i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Guarantor with respect to such payment.

     SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in
Article 6 of the Agreement.

     SECTION 9.07. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     SECTION 9.08. Release upon Sale. Upon any sale by the Borrower of a Guarantor permitted by this Agreement, such Guarantor shall automatically and without further action by any Bank or the Agent be released from its obligations as a Guarantor hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

     SECTION 10.01. Notices. All notices, requests and other communications to any party under any Loan Document shall be in writing (including bank wire, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Guarantor, in care of the Borrower, (c) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (d) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Agent or any LC Issuing Bank under Article 2 or Article 8 shall not be effective until received.

     SECTION 10.02. No Waivers. No failure or delay by any Bank Party in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Bank Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Bank Party, its respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of any Letter of Credit or any proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by final judgment of a court of competent jurisdiction.

     (c) The Borrower hereby indemnifies each Indemnitee from and against and agrees to hold each of them harmless from any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of any Indemnitee arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

     SECTION 10.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans and participations in LC Reimbursement Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness in respect of the Loans and the LC Reimbursement Obligations. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

     SECTION 10.05. Amendments and Waivers; Release of Collateral. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or any LC Issuing Bank are affected thereby, by the Agent or such LC Issuing Banks, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for an increase pursuant to Section 2.01(b) or a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount of any LC Reimbursement Obligation or any interest thereon or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or of any LC Reimbursement Obligation or any interest thereon or any fees hereunder or for the termination of any Commitment or (except as expressly provided in Section 2.14) extend the expiry date of any Letter of Credit, (iv) release any Guarantor from its obligations hereunder or
(v) change the percentage of the Commitments or of the Aggregate LC Exposure or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant Obligor and the Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale or pledge of assets permitted by the Loan Documents, and the Agent shall execute and deliver all release documents reasonably requested to evidence such release.

     SECTION 10.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Bank Parties.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and participations in Letters of Credit. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the LC Issuing Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the LC Issuing Banks hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest; provided that no Participant shall be entitled to receive any greater payment under Article 8 unless such transfer is with the Borrower's consent. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection. Any Bank that grants a participation shall (A) withhold or deduct from each payment to the Participant the amount of tax required under applicable law to be withheld or deducted from such payment (other than amounts the Borrower or the Agent are required to withhold or deduct under this Agreement), (B) pay any tax so withheld or deducted by it to the appropriate taxing authority in accordance with applicable law and (C) indemnify the Borrower and the Agent for and against any losses, costs and expenses incurred by the Borrower or the Agent (as the case may be) as a result of any failure by such Bank to so withhold or deduct and pay such tax. If any Bank is required to make any payment under this Section 10.06(b), the Borrower (i) shall pay to such Bank the amount of any tax benefit realized by the Borrower related to such payments made by such Bank, and (ii) agrees to reasonably cooperate with such Bank to minimize any such indemnity payment and to recover any tax benefit available to the Borrower.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the

Agent and, so long as no Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld or delayed); provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required; and provided, further, that after any such assignment such assigning Bank shall, if it has not transferred all of its rights and obligations, retain a Commitment of not less than $5,000,000. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 10.07. Reliance on Margin Stock. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Agent has received from each of the parties hereto a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof.

     SECTION 10.10. Confidentiality. Each Bank Party agrees to keep any information delivered or made available by the Borrower pursuant to or in connection with this Agreement confidential from anyone other of than persons employed or retained by such Bank Party who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank Party from disclosing such information (a) to any other Bank Party, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Bank Party prohibited by this Agreement, (f) in connection with any litigation to which any Bank Party or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to legal counsel and independent auditors and (i) subject to obtaining a prior written agreement for the benefit of the Borrower on terms substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

     SECTION 10.11. WAIVER OF JURY TRIAL. EACH OBLIGOR AND EACH BANK PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              TEKNI-PLEX, INC., as Borrower
                              By /s/ F. Patrick Smith
                                 ------------------------------------
                                 Title: Chief Executive Officer
                                 Address: 201 Industrial Parkway
                                 Somerville, NJ
                                 Facsimile: 908-722-4867


                              DOLCO PACKAGING CORP., as
                              Guarantor
                              By /s/ F. Patrick Smith
                                 ------------------------------------
                                 Title: Chief Executive Officer
                                 Address: 201 Industrial Parkway
                                 Somerville, NJ
                                 Facsimile: 908-722-4967


                              FLEET BANK, NATIONAL ASSOCIATION
                              By /s/ Orest Temnycky
                                 ------------------------------------
                                 Title: Vice President


                              HELLER FINANCIAL, INC.
                              By /s/ Christopher A. O'Donnell
                                 ------------------------------------
                                 Title: Vice President


                              LASALLE NATIONAL BANK
                              By /s/ J.C. Tucker
                                 ------------------------------------
                                 Title: Senior Vice President


                              SUMMIT BANK
                              By /s/ Robert D. Mace
                                 ------------------------------------
                                 Title: Assistant Vice President

                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Bank
                              and LC Issuing Bank
                              By /s/ Kathleen McGowan
                                 ------------------------------------
                                 Title: Vice President


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Agent
                              By /s/ Kathleen McGowan
                                 ------------------------------------
                                 Title: Vice President

                               COMMITMENT SCHEDULE


               Bank                                    Commitment
               ----                                    ----------

 Morgan Guaranty Trust Company of New York            $15,000,000

 Fleet Bank, National Association                     $15,000,000

 Heller Financial, Inc.                               $15,000,000

 LaSalle National Bank                                $15,000,000

 Summit Bank/United Jersey Bank                       $15,000,000
                                                      -----------

      Total                                           $75,000,000

                          PRICING SCHEDULE

     Each of "Commitment Fee Rate", "Euro-Dollar Margin", "LC Fee Rate" and "Base Rate Margin" means, for any date, the percentage set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies at such date:


================================================================================
Pricing Level        Level I  Level II  Level III  Level IV  Level V  Level VI
--------------------------------------------------------------------------------
Commitment Fee Rate    0.25%    0.30%    0.375%     0.375%     0.50%    0.50%
--------------------------------------------------------------------------------
Euro-Dollar Margin      1.0%    1.25%     1.50%      1.75%    2.125%    2.50%
--------------------------------------------------------------------------------
Base Rate Margin        0.0%    0.25%     0.50%      0.75%    1.125%    1.50%
--------------------------------------------------------------------------------
LC Fee Rate             1.0%    1.25%     1.50%      1.75%    2.125%    2.50%
================================================================================



      For purposes of this Schedule, the following terms have the following meanings:

      "Level I Pricing" applies at any date after September 30, 1997 if, as of such date, the Leverage Ratio is less than 2 to 1.

      "Level II Pricing" applies at any date after September 30, 1997 if, as of such date, (i) the Leverage Ratio is less than or equal to 2.25 to 1 and (ii) Level I Pricing does not apply.

      "Level III Pricing" applies at any date after September 30, 1997 if, as of such date, (i) the Leverage Ratio is less than or equal to 2.5 to 1 and (ii) neither Level I Pricing nor Level II Pricing applies.

      "Level IV Pricing" applies from the Closing Date through
September 30, 1997 and at any date thereafter if, as of such date, (i) the Leverage Ratio is less than or equal to 3 to 1 and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

      "Level V Pricing" applies on any date after September 30, 1997 if, as of such date, (i) the Leverage Ratio is less than or equal to 4 to 1 and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing and Level IV Pricing applies.

      "Level VI Pricing" applies on any date after September 30, 1997 if, as of such date, (i) the Leverage Ratio is greater than 4 to 1.

      "Leverage Ratio" means, on any date, the Leverage Ratio set forth in the most recent certificate delivered pursuant to Section 5.01(c); provided that unless the Required Banks otherwise agree, if the Borrower has failed to deliver the financial statements and accompanying certificates most recently required to have been delivered within the periods specified therefor in Section 5.01, Level VI Pricing shall apply until the next date on which financial statements and accompanying certificates are timely delivered.

      "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI Pricing applies on any day.

                                   SCHEDULE 1

                    DEBT OF THE BORROWER AND ITS SUBSIDIARIES


A.  None

B.  None

                                   SCHEDULE 2

                                  SUBSIDIARIES*


DOLCO PACKAGING CORP., a Delaware corporation


--------

* Tekni-Plex Inc. has an additional subsidiary, Dolco Packaging Ltd., a corporation organized under the laws of British Columbia, which holds no assets, conducts no business and has filed for dissolution under the laws of British Columbia.

                                                               EXHIBIT A  - Note


                                      NOTE


                                                 New York, New York

                                                 --------- --, ----



      For value received, TEKNI-PLEX, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

      All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Credit Agreement dated as of May 8, 1997 among Tekni-Plex, Inc., the Guarantors party thereto, the Banks party thereto, the LC Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by certain Guarantors.

                                    TEKNI-PLEX, INC.


                                    By_______________________
                                    Name:
                                    Title:

                         Loans and Payments of Principal


--------------------------------------------------------------------------
Date        Amount      Type        Amount of
              of                    Principal               Notation
             Loan                    Repaid                  Made By
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

                                 EXHIBIT B - Opinion of Counsel for the Obligors

                                   OPINION OF
                            COUNSEL FOR THE OBLIGORS


                              [LETTERHEAD OF WSP&R]




                                   May 8, 1997



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

      We have acted as New York counsel to Tekni-Plex, Inc. (the "Borrower") and Dolco Packaging Corp. ("Dolco"; each of the Borrower and Dolco being referred to herein, individually, as an "Obligor" and, collectively, as the "Obligors") in connection with the negotiation, execution and delivery of the Credit Agreement, dated as of May 8, 1997, among the Borrower, the Guarantors parties thereto, the Banks parties thereto, the LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement").

      This opinion is delivered to you pursuant to Section 3.01(b) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement. The Credit Agreement, together with the Notes, the Mortgages, the Security Agreement, the Pledge Agreement, the Copyright Security Agreement (as defined in the Security Agreement), the Patent Security Agreement (as defined in the Security Agreement) and the Trademark Security Agreement (as defined in the Security Agreement) being entered into on the date hereof, are referred to herein as the "Loan Documents".

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion.

      On the basis of the foregoing and the assumptions hereinafter set forth, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

      1. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority required to carry on its business as described in the Offering Memorandum dated April 1, 1997 of the Borrower relating to its 11 1/4% Senior Subordinated Notes due 2007.

      2. The execution and delivery by each Obligor of the Loan Documents to which such Obligor is a party and the performance by such Obligor of its obligations thereunder (i) are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York or the United States of America (except as contemplated by the Loan Documents), (iii) do not contravene, or constitute a default under, any provision of any applicable law or regulation of the State of New York or the United States of America or of the charter or by-laws of such Obligor or of
(x) any agreement or instrument known to us to which either Obligor is a party or by which either Obligor or any of its properties is bound or (y) to the best of our knowledge after due inquiry, any judgment, injunction, order or decree binding upon such Obligor, and (iv) to the best of our knowledge after due inquiry, will not result in the creation or imposition of any Lien on any asset of such Obligor (except for the Liens created pursuant to the Collateral Documents).

      3. The Loan Documents stated to be governed by the law of the State of New York and to which each Obligor is a party constitute the valid and binding agreements of such Obligor, and the Notes issued by the Borrower constitute the valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms.

      4. To the best of our knowledge after due inquiry, there is no action, suit or proceeding pending against, or threatened against, either Obligor before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of such Obligor, or which in any manner questions the validity of any Loan Document.

      5. Neither Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is, directly or indirectly, controlled by or acting on behalf of any Person which is an "investment company" within the meaning of said Act.

      6. Neither Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7. Each of the Collateral Documents stated to be governed by the law of the State of New York creates as security for the secured obligations described therein, including any future obligations which are secured obligations, a valid security interest, for the benefit of the secured parties named therein, in all of the right, title and interest of each Obligor, in such Obligor's Collateral described therein, to the extent that the New York Uniform Commercial Code (the "UCC"), the United States Copyright Act, the United States Patent Act or the United States Trademark Act is applicable to the creation of security interests therein (the "Security Interests").

      8. Upon delivery of the certificate representing the outstanding shares of Dolco (the "Pledged Stock"), together with the related duly executed stock power, to the Agent in the State of New York in accordance with the terms of the Pledge Agreement and assuming the continued possession thereof in the State of New York by the Agent and the absence of any notice on the part of the Agent or any Bank of any adverse claim (as defined in Section 8-302(2) of the UCC) in respect thereof, the Security Interest in such Pledged Stock will constitute a perfected security interest under such Pledge Agreement, which security interest will have priority over any other security interest in the Pledged Stock which can be perfected under the UCC, and no registration, recordation or filing with any governmental body or agency is required for the perfection of such security interest.

      9. The Security Interests (as defined in the Security Agreement and the Pledge Agreement) will validly secure the Secured Obligations (as so defined) in respect of all future Loans made by the Banks to, and all obligations with respect to Letters of Credit incurred by, either Obligor, whether or not at the time such Loans are made or such obligations are incurred an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make such Loans or to issue such Letters of Credit, and are perfected to the extent set forth in paragraph 8 above with respect to such Secured Obligations.

      The opinion expressed above are subject to the following qualifications and limitations:

      (a) our opinion is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting creditors' rights generally, (ii) general equitable principles, (iii) requirements of reasonableness, good faith and fair dealing, and (iv) additionally in the case of indemnities and exculpatory provisions (including certain waivers) in the Loan Documents, public policy;

      (b) certain remedial provisions of the Collateral Documents we are opining on may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the balance of such Loan Documents, and the practical realization of the benefits created by such Loan Documents taken as a whole will not be materially impaired by the unenforceability of those particular provisions; in addition, certain remedial provisions of such Loan Documents may be subject to procedural requirements not set forth therein;

      (c) the Security Interests will not be enforceable with respect to, or attach to, any Collateral until value has been given and the applicable Obligor has rights in such Collateral;

      (d) we express no opinion as to the right, title or interest of any Person in or to, or the legal or equitable ownership of, any of the Collateral or the perfection or priority of any Lien (except to the limited extent set forth in paragraph 8 above);

      (e) we express no opinion as to Section 10.08 of the Credit Agreement, insofar as such Section relates to the subject matter jurisdiction of federal courts;

      (f) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York in which enforcement of the Credit Agreement or the Notes may be sought which limits the rate of interest legally chargeable or collectible; and

      (g) whenever our opinion is stated to be "to the best of our knowledge after due inquiry", we have relied exclusively upon certificates of officers (after the discussion of the contents thereof with such officers) of the Borrower or certificates of others or representations and warranties in the Loan Documents, as to the existence or nonexistence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, that any such certificate or representation or warranty is untrue or inaccurate in any material respect.

      We have assumed the accuracy and completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons. We have assumed that the Loan Documents constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph) the valid and legally binding agreements of the Banks, the LC Issuing Banks and the Agent parties thereto.

      We are members of the bar of the State of New York, and we do not express herein any opinion as to any law other than the law of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

      This opinion is being furnished only to the Banks and the Agent and is solely for their benefit in connection with the transactions provided for in or contemplated by the Credit Agreement. This opinion may not be otherwise distributed or relied upon by any person, firm or corporation for any purpose, or quoted or reproduced, in whole or in part, in any other document or filed with any government agency without our prior written consent, except that a copy of this opinion may be delivered to any Participant or Assignee under the Credit Agreement.


                                       Very truly yours,

                            EXHIBIT C - Opinion of Special Counsel for the Agent


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT


                                          April   , 1997


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

      We have participated in the preparation of the Credit Agreement dated as of April , 1997 (the "Credit Agreement") among Tekni-Plex, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Banks party thereto, the LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, we are of the opinion that:

      1. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

      2. Each Loan Document to which the Borrower is a party (other than the Notes) constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect. This opinion is rendered solely to you in connection with the above matter.

      This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                       Very truly yours,

                                EXHIBIT D  - Assignment and Assumption Agreement

                 ASSIGNMENT AND ASSUMPTION AGREEMENT


      AGREEMENT dated as of _________, 19__ among <NAME OF ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the "Assignee")[, TEKNI-PLEX, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").]

      WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of May 8, 1997 among the Borrower, the Guarantors party thereto, the Assignor and the other Banks party thereto, the LC Issuing Banks party thereto and the Agent (as amended from time to time, the "Credit Agreement");

      WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $____________;

      WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

      WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Loans and its LC Exposure, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the outstanding principal amount of each Loan made by the Assignor and the corresponding portion of each component of its LC Exposure. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower, the Agent and the LC Issuing Banks] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* Commitment and/or facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

      [SECTION 4. Consent of the Agent and the LC Issuing Banks. This Agreement is conditioned upon the consent of the Agent and the LC Issuing Banks pursuant to Section 10.06(c) of the Credit Agreement. Pursuant to Section 10.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

--------

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

      SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or the validity and enforceability of the any Obligor's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                        <NAME OF ASSIGNOR>

                        By____________________________
                        Name:
                        Title:

                        <NAME OF ASSIGNEE>

                        By____________________________
                        Name:
                        Title:


 The undersigned consent to the foregoing assignment.

                        [TEKNI-PLEX, INC.

                        By____________________________
                        Name:

                        Title:

                        MORGAN GUARANTY TRUST
                        COMPANY OF NEW YORK,
                        as Agent and LC Issuing Bank

                        By____________________________
                        Name:
                        Title:


                        [OTHER LC ISSUING BANKS]


                        By____________________________
                        Name:
                        Title: ]

                                                                       EXHIBIT E




                               SECURITY AGREEMENT


         AGREEMENT dated as of May 8, 1997 between TEKNI-PLEX, INC. (with its successors, the "Borrower"), DOLCO PACKAGING CORP. (together with the Borrower and any other Person which becomes a Grantor pursuant to Section 3(B), the "Grantors" and each a "Grantor") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (with its successor in such capacity, the "Agent").


                                   WITNESSETH:


         WHEREAS, the Borrower, certain banks (the "Banks") and Morgan Guaranty Trust Company of New York, as agent for such Banks, are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

         WHEREAS, in order to induce said Banks and Morgan Guaranty Trust Company of New York, as agent for such Banks, to enter into the Credit Agreement, each Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Grantors' obligations under the Credit Agreement and the obligations of the Borrower under the Notes issued pursuant thereto;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions

         Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by any Grantor, and shall also mean and include all accounts receivable, contract rights, book debts and other obligations or indebtedness owing to any Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of any Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of any Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and an unpaid seller's right of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to any Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of such Grantor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "Collateral" has the meaning set forth in Section 3.

         "Copyright License" means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor has granted to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works based upon, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

         "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or an other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to Exhibit E hereto, (ii) all reissues, renewals and extensions thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

         "Copyright Security Agreement" means a Copyright Security Agreement executed and delivered by a Grantor in favor of the Agent, for the benefit of the Banks, substantially in the form of Exhibit E hereto, as the same may be amended from time to time.

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by any Grantor.

         "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by any Grantor, including, without limitation, all motor vehicles, trucks, trailers and Rolling Stock.

         "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Grantor, including, without limitation, (i) all obligations or indebtedness owing to any Grantor (other than Accounts) from whatever source arising, (ii) all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, rights in intellectual property, goodwill, trade names, brand names, service marks, trade secrets, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid, and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group.

         "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Grantor.

         "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by any Grantor, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

         "Leased Rolling Stock" has the meaning set forth in Section 3(A).

         "Patent License" means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor has granted to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.

         "Patents" means all of the following: (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the

United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to Exhibit C hereto, (ii) all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and
(iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof

         "Patent Security Agreement" means the Patent Security Agreement executed and delivered by each Grantor in favor of the Agent, for the benefit of the Banks, substantially in the form of Exhibit C hereto, as the same may be amended from time to time.

         "Perfection Certificate" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief executive officer of each Grantor.

         "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to
Section 5.09 of the Credit Agreement.

         "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, Collateral, including, without limitation, all claims of each Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Rolling Stock" means all railcars, barges and other water carrier equipment, and all accessions, appurtenances and parts installed on and additions thereto, and replacements thereof, now owned or hereafter acquired by the Company.

         "Rolling Stock Leases" has the meaning set forth in Section 3(A).

         "Rolling Stock Revenues" means any monies, revenues, payments or credits now owned or hereafter acquired by any Grantor which are generated by or attributable to the Rolling Stock or Leased Rolling Stock, including, without limitation, railcar hire payments, mileage allowances, per diem mileage payments, empty mileage allowances, mileage credits and excess mileage credits, in each case whether now existing or hereafter arising.

         "Secured Obligations" means the obligations secured under this Agreement including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Grantor, whether or not allowed or allowable as a claim in any such proceeding) on any loan or any letter of credit reimbursement obligation under, or any note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Grantors hereunder or under the Credit Agreement or any other Security Document, and (c) any renewals or extensions of any of the foregoing.

         "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "Trademark License" means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor has granted to any other Person, any right to use any Trademark.

         "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to Exhibit D hereto, (iv) all reissues, extensions and renewals thereof, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

         "Trademark Security Agreement" means the Trademark Security Agreement executed and delivered by each Grantor in favor of the Agent, for the benefit of the Banks, substantially in the form of Exhibit D hereto, as the same may be amended from time to time.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New

York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2. Representations and Warranties

         Each Grantor represents and warrants as follows:

         (A) The Grantors have good and marketable title to all of the Collateral, free and clear of any Liens other than Permitted Liens. Each Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

         (B) No Grantor has performed any acts which would prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens and other than documents or instruments in respect of which a termination statement or other termination document has been filed, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Grantors) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby and warehousemen, carriers or other bailees may from time to time assert claims to or security interests in Collateral in their possession.

         (C) Not less than five Domestic Business Days prior to the date of the first Borrowing under the Credit Agreement, the Grantors shall deliver a Perfection Certificate to the Agent. The information set forth therein shall be correct and complete. The Grantors shall use all reasonable efforts to furnish to the Agent, not later than 60 days following the date of the first Borrowing, file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

         (D) To the extent that the Collateral is subject to the UCC, the Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, and this Agreement and any amendments hereto in appropriate form have been filed in the office of the Secretary of the Interstate Commerce Commission, with respect to any Rolling Stock, Leased Rolling Stock or Rolling

Stock Leases, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC and the Interstate Commerce Act, prior to all other Liens and rights of others therein except for the Permitted Liens. When the Patent Security Agreement and the Trademark Security Agreement have been filed with the United States Patent and Trademark Office, the Security Interests shall constitute perfected security interests in all right, title and interest of the Grantors in Patents and Trademarks, prior to all other Liens and rights of others therein except for Permitted Liens. When a Copyright Security Agreement has been filed with the United States Copyright Office, the Security Interests shall constitute perfected security interests in all right, title and interest of the Grantors in Copyrights, prior to all other Liens and rights of others therein except for Permitted Liens.

         (E) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

         (F) The Grantors have produced or will produce all Inventory produced by them in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

SECTION 3. The Security Interests

         (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Grantors hereunder and under the Credit Agreement, the Grantors hereby grant to the Agent for the ratable benefit of the Banks a continuing security interest in and to all of the following property of the Grantors, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

         (1) Accounts;

         (2) Inventory;

         (3) General Intangibles;

         (4) Documents;

         (5) Instruments;

         (6) Equipment;


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
         (7) All books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer programs, printouts and other computer materials and records) of any Grantor pertaining to any of the Collateral;

         (8) All right, title, claims and benefits now owned or hereafter acquired by any Grantor in and to any railcar leases, subleases, rental agreements and car hire contracts in which any Grantor shall at any time have any interest, and any right, title, claim and benefits of any Grantor now owned or hereafter acquired in and to any management agreement concerning all such leases and agreements (collectively, "Rolling Stock Leases"); and all right, title and interest of any Grantor in the railcars and equipment provided pursuant to any Rolling Stock Leases ("Leased Rolling Stock"); in each case, including, without limitation, all rights of any Grantor to receive and apply any Rolling Stock Revenues attributable to any Leased Rolling Stock or pursuant to any Rolling Stock Leases;

         (9) All rights now owned or hereafter acquired by any Grantor to receive and collect any Rolling Stock Revenues; and

         (10) All Proceeds of all or any of the Collateral described in Clauses 1 through 9 hereof.

         (B) The Borrower will cause any Subsidiary acquired after the Closing Date to take appropriate steps to (i) become a Grantor hereunder and (ii) immediately grant to the Agent for the ratable benefit of the Banks a first priority security interest (subject to Permitted Liens and to restrictions permitted by Section 5.19 of the Credit Agreement) upon all of its assets as additional security for the Secured Obligations.

         (C) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.



SECTION 4. Further Assurances; Covenants

         (A) No Grantor will change its name, identity or corporate structure in any manner unless it shall have given the Agent not less than 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(L). No Grantor will change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Agent not less than 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(L). The Grantors shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected, it being understood, however, that the Grantors shall be able to transfer cash to the extent permitted by the other provisions of this Agreement and the other Loan Documents.

         (B) Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings with the United States Patent and Trademark Office, any filings with the United States Copyright Office, any filings with the Interstate Commerce Commission, any filings of financing or continuation statements under the UCC and any filings in, or agreements governed by the laws of, foreign jurisdictions) that from time to time may be necessary, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Agent and the Banks to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Grantor hereby authorizes the Agent to execute and file financing statements or continuation statements without such Grantor's signature appearing thereon. The Grantors agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Grantors shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

         (C) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Grantor's agents or processors, such Grantor, if any Event of Default shall have occurred and be continuing and if requested to do so by the Agent acting on the instructions of the Required Banks, shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

         (D) Each Grantor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

         (E) Each Grantor will immediately deliver and pledge each Instrument to the Agent, appropriately endorsed to the Agent, provided that so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business, and the Agent shall, promptly upon request of a Grantor, make appropriate arrangements for making any other Instrument pledged by such Grantor available to it for purposes of presentation, collection or


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
renewal (any such arrangement to be effected, to the extent deemed appropriate to the Agent, against trust receipt or like document).

         (F) Each Grantor shall use all reasonable efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Agent and the Banks hereunder if an Event of Default shall have occurred and be continuing, each Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with such Grantor's ordinary course of business consistent with its or the Borrower's historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Grantors or the Agent, shall be borne by the Grantors.

         (G) Upon the occurrence and during the continuance of any Event of default, upon request of the Required Banks through the Agent, each Grantor will promptly notify (and each Grantor hereby authorizes the Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or its designee.

         (H) Each Grantor shall, (i) as soon as practicable after the date hereof, in the case of Equipment now owned in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods and (ii) within 10 days of acquiring any other similar Equipment, in each case, (a) having a value in excess of $100,000, or (b) having a value in excess of $50,000, if the aggregate of all such items owned by the Grantors at any time is greater than $250,000, deliver to the Agent any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause the Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Each Grantor shall promptly inform the Agent of any additions to or deletions from the Equipment exceeding $250,000 in the aggregate and shall not permit any such items to become a fixture to real estate except pursuant to the Mortgages or an accession to other personal property except such other property that is Collateral.

         (I) Each Grantor shall as soon as practicable after the date hereof, at its own cost and expense, cause to be plainly, distinctly, permanently and conspicuously placed, fastened or painted upon each side of each item of Rolling Stock a legend bearing such words as the

Agent may request indicating the Lien over and security interest in such Rolling Stock created hereby in letters not less than one inch in height. The Grantors may permit the Rolling Stock to be operated within the United States, but shall not permit the Rolling Stock to be operated outside the boundaries of the continental United States.

         (J) Subject to Section 12, without the prior written consent of the Required Banks, no Grantor will (a) sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral, except that, subject to the rights of the Agent and the Banks hereunder if an Event of Default shall have occurred and be continuing, such Grantor may sell, lease or exchange ( ) Inventory and obsolete, unused or unnecessary Equipment in the ordinary course of business, and (y) portions of any business acquired in an Acquisition, so long as such portions have an aggregate value not in excess of 15% of the aggregate purchase price for such Acquisition, whereupon, in the case of such a sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent; or (b) create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Liens.

         (K) Prior to the date of the first Borrowing under the Credit Agreement, each Grantor will cause the Agent to be named as an insured party on each insurance policy covering risks relating to any of its Inventory and Equipment. Each Grantor will deliver to the Agent, upon request of the Agent, the insurance policies for such insurance or certificates of insurance evidencing such coverage. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Agent or any Bank, provide for coverage to the Agent regardless of the breach by relevant Grantor of any warranty or representation made therein, not be subject to co-insurance, and provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days (or, in the case of non-payment of premiums, at least 10 days) after receipt by the Agent of notice thereof.

         (L) Each Grantor will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Agreement.

         (M) Each Grantor shall notify the Agent promptly if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned. In the event that any Grantor receives notice of or becomes aware that any right to a Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License has been infringed, misappropriated or diluted by a third party, such Grantor shall notify the Agent promptly after it learns thereof and shall, unless such Grantor shall reasonably determine that any such action would be of insufficient economic value, promptly take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License. Within thirty
(30) days after having filed an application for the registration of any Copyright with the United States Copyright Office or any Patent or Trademark with the United States Patent and Trademark Office, or with any similar office or agency in any other country or any political subdivision thereof, upon request of the Agent, each Grantor shall execute and deliver any and all agreements, instruments, documents and papers the Agent may request to evidence the Security Interests in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Each Grantor hereby appoints the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, shall be irrevocable until the Secured Obligations are paid in full. The Agent shall provide copies to each Grantor of any writings in which the Agent has acted as attorney-in-fact within 30 days after the execution of such writings.

         (N) Not more than four months nor less than 10 days prior to (i) as to all Collateral, each anniversary of the date hereof during the term of the Credit Agreement, if requested to do so by the Agent acting on the instructions of the Required Banks, and (ii) as to the Collateral affected by such action, each date on which it proposes to take any action contemplated by Section 4(A), each Grantor shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel, satisfactory to the Agent, substantially in the form of Exhibit B to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests, to the extent such Security Interests can be perfected by recording or filing, for a period, specified in such opinion, continuing until a date not earlier than six months from the date of such opinion, against all creditors of and purchasers from such Grantor have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

         (O) Within five (5) Business Days of entering into, amending, modifying or terminating any Rolling Stock Lease, each Grantor will deliver a copy of such Rolling Stock Lease, amendment or modification or notice of such termination to the Agent.

         (P) From time to time upon request by the Agent, each Grantor shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel satisfactory to the Agent as to such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request.

SECTION 5. General Authority

         Each Grantor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Grantors, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and the Banks, but at such Grantor's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

         (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

         (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

         (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give each Grantor not less than thirty (30) days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and each Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 6. Remedies upon Event of Default

         (A) If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Banks all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised), and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law,
(i) apply cash, if any, then held by it as Collateral as specified in Section 8 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. The Agent or any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Grantor will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor which may be waived, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 5 shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (B) For the purpose of enforcing any and all rights and remedies under this Agreement, if any Event of Default has occurred and is continuing, the Agent may (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and such Grantor, whether at the premises of such Grantor or otherwise,
(ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use each Grantors' books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the relevant Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, brand name,


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
copyright, patent or technical process used by the Borrower. The Agent may also render any or all of the Collateral unusable at any Grantor's premises and may dispose of such Collateral on such premises without liability for rent or costs.

         (C) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

         (i) subject to any outstanding licenses or sublicenses to or by any Grantor, the Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Agent shall in its sole discretion determine;

         (ii) the Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of each Grantor in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Agent and each of the Banks from, and agrees to hold the Agent and each of the Banks free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto; and

         (iii) upon request by the Agent, each Grantor will execute and deliver to the Agent a power of attorney, in form and substance satisfactory to the Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark or any action related thereto. In the event of any such disposition pursuant to this Section, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents and Trademarks and to the distribution of said products, to the Agent.

SECTION 7. Limitation on Duty of Agent in Respect of Collateral.

         Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

SECTION 8. Application of Proceeds

         (A) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priorities:

              first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 10.03 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Agent under the Credit Agreement;

              second, to the ratable payment of unpaid principal of the Secured Obligations;

              third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

              fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

              finally, to payment to the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         (B) The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. The Agent shall invest all amounts to be applied to LC Exposures in Temporary Cash Investments selected by it and hold such amounts in trust for application to future drawings under the Letters of Credit notified to it by the LC Issuing Banks in the order in which such drawings are made. If the Agent holds any amounts which were distributable in respect of LC Exposures after the Letters of Credit have expired and all amounts payable with respect thereto have been paid, such amounts shall be applied in the order set forth in subsection (A) above.

         (C) In making the determinations and allocations required by this Section, the Agent shall have no liability to any of the Banks for actions taken in reliance on information supplied by the Banks as to the amounts of the Secured Obligations held by them. All distributions made by the Agent pursuant to this Section shall be final, and the Agent shall have no duty to inquire as to the application by the Banks of any amount distributed to them.

However, if at any time the Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on any assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Agent and the Banks receive the distributions to which they would have been entitled if such mistake of fact had not been made.

SECTION 9. Concerning the Agent

         The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

         (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Grantor.

SECTION 10. Appointment of Co-Agents

         At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the gent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 9).

SECTION 11. Expenses

         In the event that any Grantor fails to comply with the provisions of the Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Banks may, but shall not be required to, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Agent for the costs thereof on demand. The Grantors jointly and severally agree that all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may reasonably be requested by the Required Banks from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Grantors; and if the Grantors fail to promptly pay any portion thereof when due, the Agent or any Bank may, at its option, but shall not be required to, pay the same and charge any Grantor's account therefor, and the Grantors jointly and severally agree to reimburse the Agent or such Bank therefor on demand. All sums so paid or incurred by the Agent or any Bank for any of the foregoing and any and all other sums for which any Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Agent or any Bank in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Loans plus 2%, be additional Secured Obligations hereunder.

SECTION 12. Termination of Security Interests; Release of Collateral

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that the Agent may not release all or substantially all of the Collateral (as defined in the Credit Agreement) without the prior written consent of all the Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the relevant Grantor, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.


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
SECTION 13. Notices

         All notices, communications and distributions hereunder shall be given in accordance with Section 10.01 of the Credit Agreement.

SECTION 14. Waivers; Non-exclusive Remedies

         No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 15. Successors and Assigns

         This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on each Grantor and its successors and assigns.

SECTION 16. Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Grantor and the Agent with he consent of the Required Banks; provided that no such modification shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral (as defined in the Credit Agreement) or amend this Section 16.

SECTION 17. New York Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 18. Severability

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the

Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 19. Counterparts

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    TEKNI-PLEX, INC.


                                    By  ______________________________
                                        Title:


                                    DOLCO PACKAGING CORP.


                                    By  ______________________________
                                        Title:


                                    MORGAN GUARANTY TRUST COMPANY OF NEW
                                    YORK, as Agent


                                    By  ______________________________
                                        Title:

                                                                       EXHIBIT A



                             PERFECTION CERTIFICATE


         The undersigned, the chief executive officers and chief legal officers of Tekni-Plex, Inc., a Delaware corporation (the "Borrower") and Dolco Packaging Corp., a Delaware corporation (together with the Borrower, the "Grantors" and each "Grantor"), hereby certify with reference to the Security Agreement dated as of May 8, 1997 between the Grantors and Morgan Guaranty Trust Company of New York, as Agent (terms defined therein being used herein as therein defined), to the Agent and each Bank as follows:

         1. Names. (a) The exact corporate name of each Grantor as it appears in its certificate of incorporation is as follows:





         (b) Set forth below is each other corporate name each Grantor has had since its organization, together with the date of the relevant change:





         (c) Except as set forth in Schedule 1, no Grantor has changed its identity or corporate structure in any way within the past five years. To the extent that any Grantor has changed its identity or corporate structure within the past 5 years pursuant to a merger, consolidation, acquisition or other change in form, Schedule 1 sets forth the information required by paragraphs 1, 2 and 3 hereof as to each acquiree or constituent party to such merger or consolidation, unless such acquiree or constituent party was (i) transitory in nature, (ii) held no assets (other than on a temporary basis for the sole purpose of consummating such acquisition, merger or consolidation) and (iii) conducted no activities. No such change in form has occurred with respect to any Grantor since _______.

         [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units at any time during the past five years:





         2. Current Locations. (a) The chief executive office of each Grantor is located at the following address:

              Mailing Address            County         State
              ---------------            ------         -----




         (b) The following are all the locations where each Grantor maintains any books or records relation to any Accounts:

                         Mailing
         Name            Address         County         State
         ----            -------         ------         -----




         (c) The following are all the places of business of each Grantor not identified above:

                         Mailing
         Name            Address         County         State
         ----            -------         ------         -----




         (d) The following are all the locations where each Grantor maintains any Inventory not identified above:

                         Mailing
         Name            Address         County         State
         ----            -------         ------         -----




         (e) The following are the names and addresses of all Persons other than the Grantors which have possession of any of the Inventory of any Grantor:


                         Mailing
         Name            Address         County         State
         ----            -------         ------         -----




         3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by each Grantor at any time during the past five years:




         (b) Set forth below is the information required by subparagraphs (d) and (e) of paragraph 2 with respect to each location or bailee here or with whom Inventory has been lodged at any time during the past four months:





         4. Unusual Transactions. Except as set forth in Schedule 4, all Accounts have been originated by a Grantor and all Inventory and Equipment has been acquired by a Grantor in the ordinary course of its business.

         5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

         6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified i paragraph 2 hereof. Attached hereto as Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

         7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

         8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

         IN WITNESS WHEREOF, we have hereunto set our hands this day of May, 1997.


                                    ----------------------------
                                    Title:


                                    ----------------------------
                                    Title:

                                                                   SCHEDULE 6(A)




DESCRIPTION OF COLLATERAL


All accounts, chattel paper, contract rights, general intangibles, inventory, equipment and documents, now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                                                      SCHEDULE 7



                               SCHEDULE OF FILINGS


Debtor                       Filing Officer                     File Number
------                       --------------                     -----------
 Date of Filing*
 ---------------

Tekni-Plex, Inc.         Secretary of State, NJ

Tekni-Plex, Inc.         Somerset County, NJ

Tekni-Plex, Inc.         Hunterdon County, NJ

Dolco Packaging Corp.    Secretary of State, NJ

Dolco Packaging Corp.    Somerset County, NJ

Dolco Packaging Corp.    Hunterdon County, NJ

Dolco Packaging Corp.    Gwinnett County, GA

Dolco Packaging Corp.    Secretary of State, IN

Dolco Packaging Corp.    Secretary of State, WA

Dolco Packaging Corp.    Secretary of State, TX

Dolco Packaging Corp.    Secretary of State, MA

Dolco Packaging Corp.    Town of Haverhill, MA


---------------

* Indicate lapse date, if other than fifth anniversary.

                                                                       EXHIBIT B
                                                                     TO SECURITY
                                                                       AGREEMENT



         1. The Security Agreement creates a valid security interest, for the benefit of the Secured Parties, in all of the Company's right, title and interest in all Collateral to the extent that the Uniform Commercial Code (the "UCC") is applicable to the creation of a security interest therein and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof.

         2. The filing of the financing statements described as items ________ in the offices designated in Schedule A are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the security interest in the Collateral covered by the UCC (the "UCC Collateral") created by the Security Agreement to the extent such security interest may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect and preserve such security interest, except that (i) continuation statements relating to said financing statements must be filed within _______________ [state time period] and (ii) additional filings may be necessary with respect to the UCC Collateral if the Company [or __________, as the case may be,] changes its name, identity or corporate structure or the jurisdiction in which its places of business or the UCC Collateral are located.

         3. The Liens and security interests created by the Security Agreement on or in the UCC Collateral will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make such advances, and are perfected to the extent set forth in paragraph 2 above with respect to such future advances.

                                                                    EXHIBIT C TO
                                                                        SECURITY
                                                                       AGREEMENT



                            PATENT SECURITY AGREEMENT


               (PATENTS, PATENT APPLICATIONS AND PATENT LICENSES)


         WHEREAS, _______________, a [Delaware] corporation (herein referred to as "Grantor") owns the Patents (as defined in the Security Agreement referred to below) (including design patents and applications for patents) listed on
Schedule 1 annexed hereto, and is a party to the Patent Licenses (as defined in the Security Agreement referred to below) identified in Schedule 1 annexed hereto;

         WHEREAS, Grantor, certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks, are parties to a Credit Agreement of even date herewith (as the same may be amended and in effect from time to time among said parties and such banks (the "Banks") as may from time to time be parties thereto, the "Credit Agreement");

         WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor and Morgan Guaranty Trust Company of New York, as agent for the secured parties referred to therein (in such capacity, together with its successors in such capacity, "Grantee"), Grantor has granted to Grantee for the benefit of such secured parties a continuing security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under the Patent Collateral (as defined herein) whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether now owned or existing or hereafter acquired or arising:

              (i) each Patent (including each design patent and patent application), including, without limitation, each Patent (including each design patent and patent application) referred to in Schedule 1 annexed hereto;

              (ii) each Patent License, including, without limitation, each Patent License identified in Schedule 1 annexed hereto; and

              (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future infringement of any Patent (including any design patent), including, without limitation, any Patent referred to in Schedule 1 annexed hereto (including, without limitation, any such Patent issuing from any application referred to in Schedule 1 annexed hereto), and all rights and benefits of Grantor under any Patent License, including, without limitation, any Patent License identified in Schedule 1 annexed hereto.

         Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in its name, from time to time, in Grantee's discretion, so long as any Event of Default (as defined in the Credit Agreement) has occurred and is continuing, to take with respect to the Patent Collateral any and all appropriate action which Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

         Except to the extent not prohibited in the Security Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Patent Collateral.

         This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of ____________, 19__.


                                    [COMPANY]


                                    By:_________________________
                                       Title:




Acknowledged:

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent


By:_________________________
   Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )



         I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF COMPANY], personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that
(s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

         GIVEN under my hand and Notarial Seal this ___ day of _______________, 19__.

[Seal]




________________________________
Signature of notary public
My Commission expires __________

                                                              SCHEDULE 1
                                                              TO PATENT
                                                              SECURITY AGREEMENT



                                     PATENTS


A.       U.S. Patents and Design Patents

         I.D. No.       Patent No.     Issue Date               Title
         --------       ----------     ----------               -----









B.       U.S. Patent Applications

         Serial No.                Date Filed                   Title
         ----------                ----------                   -----


C.       Foreign Patents

         I.D. No.       Patent No.     Issue Date               Title
         --------       ----------     ----------               -----

                            EXCLUSIVE PATENT LICENSES


Name of            Parties                  Date of            Subject
Agreement          Licensor/Licensee        Agreement           Matter
---------          -----------------        ---------          -------

                                                                    EXHIBIT D TO
                                                                      SECURITY
                                                                      AGREEMENT



                          TRADEMARK SECURITY AGREEMENT


                 (TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK
                      APPLICATIONS AND TRADEMARK LICENSES)


         WHEREAS, _______________, a [Delaware] corporation (herein referred to as "Grantor"), owns the Trademarks (as defined in the Security Agreement referred to below) listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses (as defined in the Security Agreement referred to below) identified in Schedule 1 annexed hereto;

         WHEREAS, Grantor, certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks, are parties to a Credit Agreement of even date herewith (as the same may be amended and in effect from time to time among said parties and such banks (the "Banks") as may from time to time be parties thereto, the "Credit Agreement");

         WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor and Morgan Guaranty Trust Company of New York as agent for the secured parties referred to therein (in such capacity, together with its successors in such capacity, "Grantee"), Grantor has granted to Grantee for the benefit of such secured parties a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under the Trademark Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

              (i) each Trademark, including, without limitation, each Trademark application referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each such Trademark;

              (ii) each Trademark License, including, without limitation, each Trademark License identified in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

              (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark, including, without limitation, any Trademark referred to in
         Schedule 1 hereto, and all rights and benefits of Grantor under any Trademark License, including, without limitation, any Trademark License identified in Schedule 1 hereto, or for injury to the goodwill associated with any of the foregoing.

         Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in its name, from time to time, in Grantee's discretion, so long as any Event of Default (as defined in the Credit Agreement) has occurred and is continuing, to take with respect to the Trademark Collateral any and all appropriate action which Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

         Except to the extent not prohibited in the Security Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral.

         This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of __________, 19__.


                                            [COMPANY]


                                            By: _________________________
                                                Title:

Acknowledged:

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent


By: ________________________
    Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )



         I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF COMPANY], personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that
(s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

         GIVEN under my hand and Notarial Seal this ___ day of _______________, 19__.

[Seal]



________________________________
Signature of notary public
My Commission expires __________

                                                                    SCHEDULE 1
                                                                    TO TRADEMARK
                                                                    SECURITY
AGREEMENT



                   U.S. TRADEMARKS AND TRADEMARK REGISTRATIONS

A.       U.S. Trademarks and Trademark Registrations

         Reg. No.                 Reg. Date                     Mark
         --------                 ---------                     ----





B.       U.S. Trademark Applications

         Serial No.               Date Filed                    Mark
         ----------               ----------                    ----




                          EXCLUSIVE TRADEMARK LICENSES

         Name of             Parties             Date of        Subject
         Agreement           Licensor/Licensee   Agreement       Matter
         ---------           -----------------   ---------      -------

                                                                    EXHIBIT E TO
                                                                      SECURITY
                                                                      AGREEMENT



                          COPYRIGHT SECURITY AGREEMENT

                 (COPYRIGHTS, COPYRIGHT REGISTRATIONS, COPYRIGHT
                      APPLICATIONS AND COPYRIGHT LICENSES)


         WHEREAS, _______________, a [Delaware] corporation (herein referred to as "Grantor") owns the Copyrights (as defined in the Security Agreement referred to below) listed on Schedule 1 annexed hereto, and is a party to the Copyright Licenses (as defined in the Security Agreement referred to below) identified in
Schedule 1 annexed hereto;

         WHEREAS, Grantor, certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks, are parties to a Credit Agreement of even date herewith (as the same may be amended and in effect from time to time among said parties and such banks (the "Banks") as may from time to time be parties thereto, the "Credit Agreement");

         WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor and Morgan Guaranty Trust Company of New York, as agent for the secured parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), Grantor has granted to Grantee for the benefit of such secured parties a security interest in substantially all the assets of the Grantor, including all right, title and interest of Grantor in, to and under the Copyright Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

              (i) each Copyright, including, without limitation, each Copyright referred to in Schedule 1 annexed hereto;

              (ii) each Copyright License, including, without limitation, each Copyright License identified in Schedule 1 annexed hereto; and

              (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future infringement of any Copyright, including, without limitation, any Copyright referred to in Schedule 1 annexed hereto, and all rights and benefits of Grantor under any Copyright License, including, without limitation, any Copyright License identified in Schedule 1 annexed hereto.

         Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in its name, from time to time, in Grantee's discretion, so long as any Event of Default (as defined in the Credit Agreement) has occurred and is continuing, to take with respect to the Copyright Collateral any and all appropriate action which Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

         Except to the extent not prohibited in the Security Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral.

         This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of _______, 19__.


                                            [COMPANY]


                                            By: ______________________
                                                Title:


Acknowledged:

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent


By:_____________________
   Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )



         I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF COMPANY], personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that
(s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

         GIVEN under my hand and Notarial Seal this ___ day of _______________, 19__.

[Seal]



________________________________
Signature of notary public
My Commission expires __________

                                                                    SCHEDULE 1
                                                                    TO COPYRIGHT
                                                                    SECURITY
                                                                    AGREEMENT



                      COPYRIGHTS AND COPYRIGHT REGISTRATION


Registration No.             Reg. Date                     Title
----------------             ---------                     -----







                             COPYRIGHT APPLICATIONS


Serial No.                   Date Filed                    Title
----------                   ----------                    -----







                               COPYRIGHT LICENSES


Name of                           Parties              Date of          Subject
Agreement                    Licensor/Licensee        Agreement          Matter
---------                    -----------------        ---------         --------

                                                                       EXHIBIT F



                                PLEDGE AGREEMENT


              AGREEMENT dated as of May 8, 1997 between TEKNI-PLEX, INC. (with its successors, the "Borrower", and, together with any other Person which becomes a Grantor pursuant to Section 3(B), the "Grantors" and each a "Grantor") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (with its successors in such capacity, the "Agent").


                                   WITNESSETH:

         WHEREAS, the Borrower, certain banks (the "Banks") and Morgan Guaranty Trust Company of New York, as agent for such banks, are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

         WHEREAS, in order to induce said Banks and Morgan Guaranty Trust Company of New York, as agent for such Banks, to enter into the Credit Agreement, each Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Credit Agreement and the obligations of the Borrower under the Notes issued pursuant thereto;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions

         Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Collateral" has the meaning assigned to such term in Section 3(A).

         "Issuer" means (i) each of the Subsidiaries listed on Schedule I hereto and (ii) any other Person which becomes a Subsidiary after the date of this Agreement.

         "Pledged Instruments" means (i) all intercompany notes listed on
Schedule I hereto and (ii) any instrument required to be pledged to the Agent pursuant to Section 3(B).

         "Pledged Securities" means the Pledged Instruments and the Pledged
Stock.

         "Pledged Stock" means (i) the Subsidiary Shares and (ii) any other capital stock required to be pledged to the Agent pursuant to Section 3(B).

         "Secured Obligations" means the obligations secured under this Agreement including (i) all principal of and interest (including, without limitation, any interest which accrues after, or would accrue but for, the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Grantor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all other amounts payable by any Grantor hereunder or under the Credit Agreement and (iii) any renewals or extensions of any of the foregoing.

         "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "Subsidiary Shares" means all shares of capital stock of the Subsidiary listed on Schedule I hereto.

         Unless otherwise defined herein, or unless the content otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

         SECTION 2. Representations and Warranties

         Each Grantor represents and warrants as follows:

         (A) Title to Pledged Securities. The Grantors own all of the Pledged Securities, free and clear of any Liens other than the Security Interests. The Pledged Stock includes all of the issued and outstanding capital stock of Dolco Packaging Corp. and all of the issued and outstanding stock of each other Issuer owned by the Grantors. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. No Grantor is or will become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

         (B) Validity, Perfection and Priority of Security Interests. Upon the delivery of the Pledged Instruments and certificates representing the Pledged Stock to the Agent in accordance with Section 4 hereof, the Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Borrower nor any of its Subsidiaries has performed or, subject to bankruptcy, insolvency, reorganization and other laws relating to the rights or relief of debtors, will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

         (C) UCC Filing Locations. The chief executive office of the Borrower is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

         SECTION 3. The Security Interests

         In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Grantors hereunder:

         (A) Each Grantor hereby assigns and pledges to and with the Agent for the benefit of the Banks and grants to the Agent for the benefit of the Banks security interests in the Pledged Securities, and all of its rights and privileges with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral"). Contemporaneously with the execution and delivery hereof, the Borrower is delivering the intercompany notes constituting the Pledged Instruments and certificates representing the Subsidiary Shares in pledge hereunder.

         (B) In the event that any Person becomes an Issuer, or any Issuer at any time issues any additional or substitute shares of capital stock of any class to a Grantor or any other Subsidiary, or issues any substitute note, or owes any other Debt to a Grantor or any other Subsidiary, the relevant Grantor will, or will cause such Subsidiary to take appropriate steps to become a Grantor hereunder (including, in connection therewith, the delivery of appropriate limited recourse guaranties of the Borrower's obligations under the Credit Agreement and legal opinions and the making of appropriate representations and warranties) and to, immediately pledge and deposit with the Agent certificates representing all such shares and such note or an instrument evidencing such other Debt as additional security for the Secured Obligations. All such shares, notes and instruments constitute Pledged Securities and are subject to all provisions of this Agreement.

         (C) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

         SECTION 4. Delivery of Pledged Securities

         All Pledged Instruments shall be delivered to the Agent by the Grantors pursuant hereto endorsed to the order of the Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent. All certificates representing Pledged Stock delivered to the Agent by the Grantors pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

         SECTION 5. Further Assurances

         (A) Each Grantor agrees that it will, at its expense and i such manner and form as the Agent may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Grantor hereby authorizes the Agent to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

         (B) Each Grantor agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Agent not less than 30 days' prior notice thereof.



         SECTION 6. Record Ownership of Pledged Stock

         The Agent may at any time or from time to time during the continuance of an Event of Default, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. Each Grantor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in its name, and the Agent will promptly give to the Borrower copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.

         SECTION 7. Right to Receive Distributions on Collateral

         During the continuance of any Event of Default, the Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral, and each Grantor shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by a Grantor shall be received in trust for the benefit of the Agent and the Banks (but, unless an Event of Default shall have occurred and be continuing, may be used by such Grantor as permitted by the other provisions of this Agreement and the other Loan Documents). If the Agent so directs during the continuance of an Event of Default, such dividends, interest and other payments and distributions shall be segregated from other funds of such Grantor and shall, forthwith upon demand by the Agent during the continuance of an Event of Default, be paid over to the Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Agent's right to retain dividends, interest and other payments and distributions under this
Section 7 shall cease, and the Agent shall pay over to such Grantor any such Collateral retained by it during the continuance of an Event of Default.

         SECTION 8. Right to Vote Pledged Stock

         Unless an Event of Default shall have occurred and be continuing, each Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Agent shall, upon receiving a written request from such Grantor accompanied by a certificate signed by the principal executive officer or principal financial officer of the Borrower stating that no Event of Default has occurred and is continuing, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

         If an Event of Default shall have occurred and be continuing, the Agent shall have the right to the extent permitted by law, and each Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

         SECTION 9. General Authority

         Each Grantor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Grantors, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and Banks, but at the expense of such Grantor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

         (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

         (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

         (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the relevant Grantor not less than thirty
(30) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Agent and the Grantors agree that such notice constitutes "reasonable notification" within the meaning of
Section 9-504(3) of the Uniform Commercial Code.

         SECTION 10 Remedies upon Event of Default

         If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Bank all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, after not less than thirty (30) days' prior written notice to the relevant Grantor, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. Each Grantor will execute and deliver such documents and take such other action as the Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantors which may be waived, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice of such sale required by Section 9 and this Section 10 shall (1) in the case of a public sale, state the time and place fixed for such sale, (2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         SECTION 11. Expenses

         The Grantors jointly and severally agree that they will forthwith upon demand pay to the Agent:

         (i) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

         (ii) the amount of any and all reasonable out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

         Any such amount not paid within five business days after demand shall bear interest at the rate applicable to Base Rate Loans plus 2% and shall be an additional Secured Obligation hereunder.

         SECTION 12. Limitation on Duty of Agent in Respect of Collateral

         Beyond the exercise of reasonable are in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

         SECTION 13. Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 10.03 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Agent under the Credit Agreement;

         second, to the ratable payment of unpaid principal of the Secured Obligations;

         third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

         fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to the Grantors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         SECTION 14. Concerning the Agent

         The provisions of Article VII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

         (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.

         SECTION 15. Appointment of Co-agents

         At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).

         SECTION 16. Termination of Security Interests; Release of Collateral

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that the Agent may not release all or substantially all of the Collateral (as defined in the Credit Agreement) without the prior written consent of all the Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

         SECTION 17. Notices

         All notices hereunder shall be given in accordance with Section 10.01 of the Credit Agreement.

         SECTION 18. Waivers, Non-exclusive Remedies

         No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 19. Successors and Assigns

         This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Agent, the Banks, the Grantors and their respective successors and assigns.

         SECTION 20. Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Grantors and the Agent with the consent of the Required Banks; provided that no such modification shall, unless signed by all the Banks, effect or permit a release of all or substantially all of the Collateral (as defined in the Credit Agreement) or amend this Section 20.

         SECTION 21. New York Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

         SECTION 22. Severability

         If any provision hereof is invalid or unenforceable in any jurisdiction, hen, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       TEKNI-PLEX, INC.


                                       By: ___________________________________
                                           Title: Chief Financial Officer



                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,
                                            as Agent


                                       By: ___________________________________
                                            Title: Vice President

                                   SCHEDULE 1


                                  SUBSIDIARIES



Dolco Packaging Corp.      100 shares      Certif. No. 1



                               INTERCOMPANY NOTES

[To come]

                                                                       EXHIBIT G

This instrument was prepared by the attorney described below in consultation with counsel in the State in which the Property is located and, when recorded, the recorded counterparts should be returned to:


                           James P. McIntyre, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017


           ===========================================================

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                             dated as of May 8, 1997

                                       by

                                TEKNI-PLEX, INC.,
                                 the Mortgagor,

                                       to

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Agent for the Banks,
                                  the Mortgagee

                                    Property:

                                   Somerville
                               Branchburg Township
                               County of Somerset
                               State of New Jersey
           ===========================================================


THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES. THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES.

                               TABLE OF CONTENTS*


                                                                            Page
                                                                            ----


PREAMBLE...................................................................  01

RECITALS ..................................................................  01

GRANTING CLAUSES ..........................................................  02

GRANTING CLAUSE I.       Land .............................................  02
GRANTING CLAUSE II.      Improvements  ....................................  02
GRANTING CLAUSE III.     Equipment.........................................  03
GRANTING CLAUSE IV.      Appurtenant Rights................................  04
GRANTING CLAUSE V.       Agreements........................................  04
GRANTING CLAUSE VI.      Leases............................................  04
GRANTING CLAUSE VII.     Rents, Issues and Profits.........................  04
GRANTING CLAUSE VIII.    Permits...........................................  05
GRANTING CLAUSE IX.      Proceeds and Awards...............................  05
GRANTING CLAUSE X.       Books and Records.................................  06
GRANTING CLAUSE XI.      Other Intangible Property.........................  06
GRANTING CLAUSE XII.     Additional Property ..............................  06


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.01          Definitions..........................................  07
               1.02   Interpretation.......................................  11
               1.03   Resolution of Drafting Ambiguities...................  11


                                   ARTICLE II

                CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

SECTION 2.01          Title ...............................................  12
               2.02   Secured Obligations..................................  13
               2.03   Impositions..........................................  13
               2.04   Legal and Insurance Requirements.....................  13
               2.05   Status of the Property...............................  14
               2.06   Permitted Contests...................................  14
               2.07   Liens. . . ..........................................  15
               2.08   Transfer ............................................  15


----------------
*The Table of Contents is not part of this Mortgage.

                                                                            Page
                                                                            ----

                                   ARTICLE III

                      INSURANCE, CASUALTY AND CONDEMNATION

SECTION 3.01           Insurance. . .......................................  15
            3.02       Casualty and Condemnation...........................  16
            3.03       Insurance Claims and Proceeds;
                         Condemnation Awards...............................  17


                                   ARTICLE IV

                           CERTAIN SECURED OBLIGATIONS

SECTION 4.01           Interest After Default..............................  18
            4.02       Changes in the Laws Regarding Taxation .............  18
            4.03       Indemnification ....................................  18

                                    ARTICLE V

                          DEFAULTS, REMEDIES AND RIGHTS

SECTION 5.01           Events of Default...................................  19
            5.02       Remedies          ..................................  19
            5.03       Waivers by the Mortgagor............................  23
            5.04       Jurisdiction and Process............................  24
            5.05       Sales. . . . .......................................  24
            5.06       Proceeds          ..................................  27
            5.07       Assignment of Leases................................  27
            5.08       Dealing With the Mortgaged Property.................  28
            5.09       Right of Entry......................................  29
            5.10       Right to Perform Obligations........................  29
            5.11       Concerning the Mortgagee............................  29
            5.12       Expenses          ..................................  30

                                   ARTICLE VI

                      SECURITY AGREEMENT AND FIXTURE FILING

SECTION 6.01           Security Agreement..................................  31
            6.02       Fixture Filing......................................  31

                                                                            Page
                                                                            ----
                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01       Revolving Loans.........................................  32
            7.02   Release of Mortgaged Property...........................  32
            7.03   Notices        .  ......................................  33
            7.04   Amendments in Writing...................................  33
            7.05   Severability............................................  33
            7.06   Binding Effect..........................................  34
            7.07   GOVERNING LAW...........................................  34

Exhibit A  -  Description of the Land
Exhibit B  -  Permitted Encumbrances

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING(this "Mortgage") dated as of May 8, 1997 by TEKNI-PLEX, INC., a Delaware corporation, having an address at 201 Industrial Parkway, Somerville, NJ 08876 (the "Mortgagor"), to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, as Agent for the Banks (hereinafter defined), having an address at 500 Stanton Christiana Road, Newark, Delaware 19713 (the "Mortgagee").


                              W I T N E S S E T H:*


                                    RECITALS

         A. Credit Agreement. Reference is hereby made to the Credit Agreement (as amended from "Credit Agreement"), dated as of May 8, 1997 among the Mortgagor, each Guarantor which is or may hereafter become a party thereto, each Bank which is or may hereafter become a party thereto and Morgan Guaranty Trust Company of New York, as Agent.

         B. Mortgage. The Lien of this Mortgage is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "Secured Obligations":

         (i) (a) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor on any Note or Loan and any LC Reimbursement Obligation arising under the Credit Agreement, (b) all other amounts payable by the Mortgagor hereunder or under any other Loan Document and (c) any renewals or extensions of any of the foregoing; and

         (ii) the performance and observance of each other term, covenant, agreement, obligation, requirement, condition and provision to be performed or observed by the Mortgagor under this Mortgage or any other Loan Document.


-------------------
*Capitalized terms are defined in, or by reference in, Section 1.01.

                                GRANTING CLAUSES

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee and its successors under the Loan Documents, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the Local UCC) does hereby GRANT AND WARRANT to the Mortgagee and its successors under the Loan Documents, a continuing first security interest in and to all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "Mortgaged Property"), to wit:


GRANTING CLAUSE I.

         Land. The parcel or parcels of land located in Somerset County, State of New Jersey and more particularly described in Exhibit A (the "Land").


GRANTING CLAUSE II.

         Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls and berms; all estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from: all recreation, drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; all kitchen and laundry appliances; all walls, screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the Improvements which by the nature of their location thereon or affixation thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein (the foregoing being collectively called the "Improvements").


GRANTING CLAUSE III.

         Equipment. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from: all fixtures, chattels and articles of personal property owned or leased by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on or in the Land or the Improvements, whether or not affixed thereto (actually or constructively) and which are not real property under applicable law, including all cabinets, lockers, bookcases, shelving, keys or other entry systems, partitions, shades, blinds, curtains, drapes, draperies, carpets, rugs, furniture and furnishings, china, glassware, silverware, pots, pans, utensils, linens, stoves, refrigerators, freezers, dishwashers, laundry and kitchen appliances and equipment; all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment, bulbs and bells; all elevators, stoves, ranges, vacuum and other cleaning systems, floor cleaning, waxing and polishing equipment, intercom, paging and call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials; all pictures, paintings, works of art and decorations; all pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, utensils, tools, implements and fittings; and all other furniture, appliances, equipment, supplies, and tangible property of every kind and nature whatsoever owned or leased by the Mortgagor, or in which the Mortgagor has or shall have an interest, now or hereinafter located upon the Land, or appurtenances thereto, or usable in connection with the present or future operation or occupancy of the Land or the Improvements, and including any of the foregoing that is temporarily removed from the Land or Improvements to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the "Equipment"; and the Land with the Improvements thereon and the Equipment therein being collectively called the "Property"). If the Lien of this Mortgage is subject to a security interest covering any Property described in this GRANTING CLAUSE III, then all of the right, title and interest of the Mortgagor in and to any and all such Property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor.

GRANTING CLAUSE IV.

         Appurtenant Rights. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.


GRANTING CLAUSE V.

         Agreements. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder), all guarantees and warranties relating to the Property, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contract rights, now or hereafter relating to the use or operation of the Property (the foregoing being collectively called the "Agreements").


GRANTING CLAUSE VI.

         Leases. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property, together with all amendments, supplements, consolidations, replacements, extensions, renewals and other modifications of any thereof.


GRANTING CLAUSE VII.

         Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter, including during any period of redemption, accruing with respect to the Property, including all rents and other sums now or hereafter, including during any period of redemption, payable pursuant to the Leases; all other sums now or hereafter, including during any period of redemption, payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter, including during any period of redemption, belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents"), all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee, subject to the license granted to the Mortgagor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Mortgage.


GRANTING CLAUSE VIII.

         Permits. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from all licenses, authorizations, certificates, variances, concessions, grants, franchises, consents, approvals and other permits now or hereafter pertaining to the ownership, management or operation of the Property (the foregoing being collectively called the "Permits").


GRANTING CLAUSE IX.

         Proceeds and Awards. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from all proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all Insurance Proceeds, Awards and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder, to be held, applied and disbursed as provided in this Mortgage.

GRANTING CLAUSE X.

         Books and Records. All books and records (including customer lists, credit files, computer programs, print outs and other computer materials and records) of the Mortgagor, if any, now or hereafter pertaining to the ownership, management or operation of the Property.

GRANTING CLAUSE XI.

         Other Intangible Property. All estate, right, title and interest of the Mortgagor, if any, in, to, under or derived from all intangible property, to the extent not described in the foregoing Granting Clauses, now or hereafter necessary to operate the Property as a going concern.

GRANTING CLAUSE XII.

         Additional Property. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property now or hereafter acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Loan Documents, required to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor's business or operations conducted therein as a going concern, in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or anyone acting on its behalf.

         TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee, forever.

         PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the

Lien of this Mortgage in full or in part in the manner and at the time provided in Section 7.02.


         THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. Definitions. (a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference to, the Credit Agreement and have the same meanings herein as therein.

         (b) In addition, as used herein, the following terms have the following meanings:

         "Agreements" is defined in Granting Clause V.

         "Awards" means, at any time, all awards or payments received or receivable by reason of any Condemnation, including all amounts received or receivable with respect to any Transfer in lieu or anticipation of Condemnation or in connection with any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Condemnation.

         "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended.

         "Casualty" means any damage to, or destruction of, the Property.

         "Condemnation" means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

         "Credit Agreement" is defined in the Recitals.

         "Equipment" is defined in Granting Clause III.

         "Impositions" means all taxes (including real estate taxes, transfer taxes and sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property to the extent that the failure to pay the same would create a Lien on the Property, (iii) the Rents from the Property or the use or occupancy thereof to the extent that the failure to pay the same would create a Lien on the Property, or (iv) the Secured Obligations or the Loan Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor or the Mortgagee or any other Secured Party, except to the extent that such taxes of the Mortgagor or the Mortgagee or any other Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

         "Improvements" is defined in Granting Clause II.

         "Insurance Policies" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to the Credit Agreement.

         "Insurance Premiums" means all premiums payable under the Insurance Policies.

         "Insurance Proceeds" means, at any time, all insurance proceeds (except proceeds of business interruption insurance) or payments to which the Mortgagor may be or become entitled under the Insurance Policies by reason of any Casualty plus all insurance proceeds and payments to which the Mortgagor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Mortgagor with respect to the Property.

         "Insurance Requirements" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

         "Land" is defined in Granting Clause I.

         "Lease" means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant or occupant thereunder or any right to possession under any federal or state bankruptcy code in the event of the rejection of any sublease by the sublandlord thereof or its trustee pursuant to said code.

         "Legal Requirements" means all provisions of the Leases, the Agreements, the Permitted Liens, and the Permits and all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, any adjoining vaults, sidewalks, streets or ways, or any use or condition thereof.

         "Local UCC" means the Uniform Commercial Code as in effect in the State in which the Property is located.

         "Mortgage" is defined in the Preamble.

         "Mortgaged Property" is defined in the Granting Clauses.

         "Mortgagee" is defined in the Preamble.

         "Mortgagor" is defined in the Preamble.

         "National Flood Insurance Program" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 et seq.).

         "Permits" is defined in Granting Clause VIII.

         "Permitted Disposition" means any (i) Transfer in connection with a Condemnation, (ii) Transfer of obsolete, unused or unnecessary Equipment in the ordinary course of business or (iii) easement or similar encumbrance with respect to the Property granted by the Mortgagor to any adjoining landowner or any railroad, telephone, cable television, water, sewer, utility or similar company, municipality or other governmental subdivision in the ordinary course of business.

         "Permitted Liens" means (i) any Liens permitted under clauses (g),(h) and (k) of Section 5.09 of the Credit Agreement and, with respect to Equipment, clauses (a) through (f) of Section 5.09 of the Credit Agreement,
    (ii) Liens being contested pursuant to Section 2.06 and (iii) Permitted Encumbrances.

         "Permitted Encumbrances" means those matters set forth on Exhibit B annexed hereto.

         "Post-Default Rate" means, with respect to any amount payable by the Mortgagor hereunder which is not paid when due, a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans from time to time.

         "Property" is defined in Granting Clause III.

         "Receiver" is defined in Section 5.02(a)(iv).

         "Rents" is defined in Granting Clause VII.

         "Restoration" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation, and "Restore" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case to a utility and condition adequate to the Mortgagor's use as conducted immediately prior to the Casualty or Condemnation.

         "Secured Obligations" is defined in the Recitals.

         "Secured Parties" means the Mortgagee and all other holders of any of the Secured Obligations (including all Persons to whom any of the Secured Obligations may be payable from time to time).

         "Transfer" means, when used as a noun, any sale, conveyance, assignment, lease, or other transfer and, when used as a verb, to sell, convey, assign, lease, or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

         "Unavoidable Delays" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the reasonable control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

         (c) In this Mortgage, unless otherwise specified, references to this Mortgage or to Agreements, Leases, Permits, the Credit Agreement, Notes, Loan Documents and Collateral Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

         SECTION 1.02. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other genders; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage;
(xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; and (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

         SECTION 1.03. Resolution of Drafting Ambiguities. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.

                                   ARTICLE II

                CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

         SECTION 2.01. Title. (a) The Mortgagor warrants that, as of the date hereof, (i) (x) the Mortgagor has good and marketable title to the fee simple interest in the Land and the Improvements thereon, (y) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property, and (z) this Mortgage constitutes a valid, binding and enforceable first Lien on the Mortgaged Property, in each case subject only to Permitted Encumbrances with respect thereto; and (ii) the Permitted Encumbrances do not materially interfere with the enjoyment, use or operation of the Property or materially, adversely affect the value thereof.

         (b) The Mortgagor shall forever preserve, protect, warrant and defend
(i) the estate, right, title and interest of the Mortgagor in and to the Mortgaged Property; (ii) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property; and (iii) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to Permitted Liens.

         (c) The Mortgagor, at its sole cost and expense, shall (i) upon the request of the Mortgagee, promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage, provided the same does not, in any material respect, increase the obligations of, or diminish the rights reserved to, the Mortgagor hereunder. To the extent permitted by law, the Mortgagor hereby authorizes the Mortgagee to execute and file financing statements or continuation statements without the Mortgagor's signature appearing thereon. The Mortgagor shall pay within fifteen (15) days of demand therefor the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.

         (d) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.

         SECTION 2.02. Secured Obligations. The Mortgagor shall duly and punctually pay, perform and observe the Secured Obligations in accordance with the terms and provisions of the Loan Documents.

         SECTION 2.03. Impositions. The Mortgagor shall (i) subject to Section 2.06, duly and punctually pay all material Impositions prior to the delinquency date thereof; (ii) subject to Section 2.06, duly and punctually file all returns and other statements required to be filed with respect to any material Imposition prior to the delinquency date thereof; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any material Imposition or in the filing of any return or other statement relating to any material Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iv) not make deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under applicable law, hereby irrevocably waives any right to do so, provided, however, that if any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may pay the same in installments (together with any accrued interest payable on the unpaid balance thereof) as the same respectively become due, before any fine or penalty, attaches thereto, and provided further, that if the Mortgagor contests the validity or amount of any such Imposition or claim by appropriate proceedings and in accordance with Section 2.06, the Mortgagor may defer payment thereof during the pendency of such contest including any appeal period.

         SECTION 2.04. Legal and Insurance Requirements. (a) The Mortgagor represents and warrants that as of the date hereof, (i) to the best of the Mortgagor's knowledge, (x) the Property and the use and operation thereof comply with all Insurance Requirements and all material Legal Requirements, and (y) there is no default under any Legal Requirement or Insurance Requirement which would have a material adverse effect on the use or operation of the Property, and (ii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any Legal Requirement or Insurance Requirement.

         (b) The Mortgagor shall (i) duly and punctually comply with all material Legal Requirements and Insurance Requirements other than Legal Requirements and Insurance Requirements the validity or applicability of which are being contested pursuant to Section 2.06; (ii) procure, maintain and duly and punctually comply with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement,


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maintenance, management, use and operation of the Property as then conducted other than Permits the necessity of which are being contested pursuant to
Section 2.06; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement, Insurance Requirement or Permit or any possible or actual termination, of any Permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination, except with respect to any default or termination which would not have a material adverse effect on the use or operation of the Property as then conducted; and (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any Permit or Insurance Policy which default or termination would have a material adverse effect on the use or operation of the Property as then conducted and the action being taken to remedy such condition.

         SECTION 2.05. Status of the Property. The Mortgagor represents and warrants that, to the best of the Mortgagor's knowledge, (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utilities and utility facilities, which utility facilities have capacities which are sufficient to serve the current use and occupancy of the Property; (ii) the Property has legal access to all streets, roads or alleys adjacent to the Property (including, as appropriate, access over properly granted, perpetual, private right-of-way or easement Agreements) sufficient to serve the current use and operation of the Property; (iii) the Improvements are not located in an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Program), or to the extent the Improvements are located in an area designated as "flood prone", the Mortgagor maintains in full force and effect flood insurance under the National Flood Insurance Program to the extent and in the minimum amounts required by applicable law; and (iv) since the date of the survey described on Exhibit B, there have been no material additions to or material alterations of the Improvements.

         SECTION 2.06. Permitted Contests. After prior notice to the Mortgagee, the Mortgagor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement or any Imposition, provided that (i) no Event of Default has occurred and is continuing (it being agreed that the failure to comply with such Legal Requirement or Insurance Requirement, or to pay such Imposition or to discharge such Lien during such contest shall not constitute an Event of Default, provided that the Mortgagor is otherwise in compliance with this Section); (ii) no Mortgaged Property or interest therein is in danger of being sold, forfeited or lost, or the priority of the Lien of the Mortgagee is not at risk, as a result of such contest or proceedings; (iii) in the case of any Legal Requirement, the Mortgagee and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no Mortgaged Property or interest therein is subject to the imposition of any Lien as a result of such failure which is not properly contested pursuant to this Section; and (iv) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost as a result of such contest or proceedings, unless replaced; and provided further that the Mortgagor establishes any reserve or other appropriate provision required with respect to such contest under generally accepted accounting principles consistently applied.

         SECTION 2.07. Liens. Subject to the rights of contest provided the Mortgagor in Section 2.06, the Mortgagor shall not create or permit to be created or to remain, any Lien on the Mortgaged Property or any interest therein and shall cause to be discharged any such Lien within forty-five (45) days following receipt of notice of such Lien, in each case (i) whether voluntarily or involuntarily created, (ii) whether directly or indirectly a Lien thereon and
(iii) whether subordinated hereto, except Permitted Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Liens) on the Mortgaged Property or any interest therein, regardless of whether a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Loan Documents. Nothing herein shall obligate the Mortgagor to remove any inchoate statutory Lien in respect of obligations not yet due and payable.

         SECTION 2.08. Transfer. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except Permitted Dispositions. The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the terms of the Loan Documents.


                                   ARTICLE III

                      INSURANCE, CASUALTY AND CONDEMNATION

         SECTION 3.01. Insurance. (a) The Mortgagor shall maintain in full force and effect Insurance Policies with respect to the Property as required by the Credit Agreement. The physical damage insurance maintained with respect to the Property shall name the Mortgagee as an insured party and shall provide that all property losses insured against shall be adjusted by the Mortgagor, subject to the Mortgagee's rights


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


pursuant to Section 3.03(a) hereof and the Credit Agreement. All insurance maintained by the Mortgagor with respect to the Property shall provide that no cancellation or material change thereof shall be effective until at least 30 days after receipt by the Mortgagee of written notice thereof; and all losses shall be payable notwithstanding any foreclosure or other action or proceeding taken pursuant to this Mortgage.

         (b) The Mortgagor shall furnish to the Mortgagee from time to time not later than 15 days prior to the expiration date of each policy required to be maintained by the Mortgagor hereunder, an insurance certificate or certificates executed by the insurer or its authorized agent with respect to the new or extended policy. If the Mortgagor fails to maintain the Insurance Policies required to be maintained under this Section, the Mortgagee shall have the right to obtain such Insurance Policies and pay the premiums therefor. If the Mortgagee obtains such Insurance Policies or pays the premiums therefor, upon demand, the Mortgagor shall reimburse the Mortgagee for its reasonable expenses in connection therewith, together with interest thereon, pursuant to Section 4.01.

         (c) The Mortgagor may effect such coverage under subsection (a) of this Section under blanket insurance policies covering other properties of the Mortgagor, provided that (i) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to the Mortgagee, (A) the maximum amount of the total insurance afforded by the blanket policy allocated to the Property, and (B) any sublimits in such blanket policy applicable to the Property, which sublimits shall not be less than the amounts required pursuant to this Section; (ii) any such blanket insurance policy shall comply in all respects with the other provisions of this Section; and (iii) the protection afforded under any such blanket insurance policy shall be no less than that which would have been afforded under a separate policy relating only to the Property.

         (d) The Mortgagor shall not maintain additional or separate insurance concurrent in form or contributing in the event of loss with the insurance required under this Section, unless (i) the policies providing such additional or separate insurance are submitted to the Mortgagee for its approval, which approval shall not be unreasonably withheld; (ii) the insurers under such policies and the terms thereof are approved by the Mortgagee, which approval shall not be unreasonably withheld; and (iii) the Mortgagee and the other Secured Parties are included in such policies as additional insureds.

         SECTION 3.02. Casualty and Condemnation. (a) The Mortgagor represents and warrants that, as of the date hereof, (i) there is no Casualty or Condemnation affecting in any material respect the use and occupancy of the Property, (ii) there are no negotiations or proceedings presently pending


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


in connection with a Condemnation and (iii) to the knowledge of the Mortgagor, no Condemnation is proposed or threatened.

         (b) If any Casualty occurs, the Mortgagor shall immediately take such action as may be necessary or appropriate to preserve the undamaged portion of the Property and to protect against personal injury or property damage.

         (c) If any Casualty or Condemnation occurs (and provided the applicable Insurance Proceeds or Awards have not been applied to the prepayment of the Loans in accordance with Section 2.08(c) of the Credit Agreement and have been made available to the Mortgagor, the Mortgagor shall promptly commence and diligently pursue to completion the Restoration of such Property, subject to Unavoidable Delays, whether or not the Insurance Proceeds or Awards with respect to such Casualty or Condemnation are sufficient for such purpose; provided that
(i) any such Restoration shall be effected with due diligence, in a good and workmanlike manner, in compliance with all applicable Legal Requirements and Insurance Requirements; (ii) any such Restoration shall be conducted under the supervision of an architect or engineer if customary for such Restoration (iii) any such Restoration shall be located wholly on the Land and, unless consented to by the Mortgagee and by the owner of the adjacent property, shall be independent of and not connected with improvements located on adjacent property;
(iv) each such Restoration shall be promptly and fully paid for by the Mortgagor except to the extent that any such payment is being contested in good faith; and
(vi) the Mortgagor shall procure prior to the commencement of any such Restoration, and maintain throughout the continuation of the work involved, such insurance and performance and payment bonds as are customary for the type of construction and work involved.

         SECTION 3.03. Insurance Claims and Proceeds; Condemnation Awards. (a) If any Casualty occurs, (i) the Mortgagor shall promptly make proof of loss under the applicable Insurance Policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds and (ii) all such Insurance Proceeds shall be paid to the Mortgagor in accordance with the Credit Agreement. If such Insurance Proceeds are required to be delivered by the Mortgagor to the Mortgagee, then, until so delivered, any such Insurance Proceeds received by the Mortgagor shall be held in trust by the Mortgagor for and as the property of the Mortgagee and the other Secured Parties and shall not be commingled with any other funds or property of the Mortgagor.

         (b) If any Condemnation occurs, or if any negotiation or proceeding is commenced which might in the reasonable judgment of the Mortgagor result in a Condemnation, or if any Condemnation is proposed or threatened, the Mortgagor shall, promptly after


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


receiving notice or obtaining knowledge thereof, do all things deemed reasonably necessary or appropriate by the Mortgagor to preserve the Mortgagor's interest in such Property and promptly make claim for the Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof. All Awards with respect to any Condemnation shall be paid to the Mortgagor in accordance with the Credit Agreement. If such Awards are required to be delivered by the Mortgagor to the Mortgagee, then, until so delivered, any such Awards received by the Mortgagor shall be held in trust by the Mortgagor for and as the property of the Mortgagee and the other Secured Parties and shall not be commingled with any other funds or property of the Mortgagor.

                                   ARTICLE IV

                           CERTAIN SECURED OBLIGATIONS

         SECTION 4.01. Interest After Default. If, pursuant to the terms of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor (including any payment made by the Mortgagee pursuant to Section 5.10), or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the terms of the Loan Documents, such Secured Obligation shall be payable within fifteen (15) days of notice and any amounts not paid within fifteen (15) days of notice shall bear interest at the Post-Default Rate from the date incurred until paid. Such interest, and any other interest on the Secured Obligations payable at the Post-Default Rate pursuant to the terms of the Loan Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Secured Obligations and shall be secured by this Mortgage.

         SECTION 4.02. Changes in the Laws Regarding Taxation. If, after the date hereof, there shall be enacted any applicable law deducting from the value of the Property for the purpose of taxation the Lien of any Collateral Document or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations or any Secured Party, upon demand by the Mortgagee or any other affected Secured Party and to the extent permitted under applicable law, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such Secured Party for all such taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.

         SECTION 4.03. Indemnification. The Mortgagor shall protect, indemnify and defend each of the Mortgagee and the other Secured Parties from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against any Secured Party by reason or on account of, or in connection with (a) the Mortgagee's exercise of any of its rights and remedies hereunder; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; or (e) any other conduct or misconduct of the Mortgagor, any lessee of any of the Mortgaged Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, however, that any claims caused by the willful misconduct or gross negligence of any Secured Party as determined by a court of competent jurisdiction shall be excluded from the foregoing indemnification of such Secured Party. Any amount payable under this Section will be deemed a demand obligation and will bear interest pursuant to Section 4.01. The obligations of the Mortgagor under this Section shall survive the termination of this Mortgage.


                                    ARTICLE V

                          DEFAULTS, REMEDIES AND RIGHTS

         SECTION 5.01. Events of Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder. All notice and cure periods provided in the Credit Agreement and the other Loan Documents shall run concurrently with any notice or cure periods provided under applicable law.

         SECTION 5.02. Remedies. (a) Upon the occurrence and continuance of an Event of Default, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, to wit:

         (i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

         (ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or

         (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

         (iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "Receiver") of the Mortgaged Property, without notice to Mortgagor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other Obligor, and the Mortgagor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (v) of this subsection (a); or

         (v) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted by applicable law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all reasonably necessary or proper repairs, renewals, replacements, alterations, additions, Restorations, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent, in any case, such loss is caused by such Person's own willful misconduct or gross negligence; or

         (vi) with or, to the fullest extent permitted by applicable law, without entry upon the Property, in the name of the Mortgagee or a Receiver as required by law (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under clause (v) of this subsection (a) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as reasonable compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, and to apply the remainder as provided in Section 5.06; or

         (vii) to take any action with respect to any Mortgaged Property permitted under the Local UCC; or

         (viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, including the right to foreclosure through court action, and the Mortgagor does hereby grant the same to the Mortgagee.

            (b) To the fullest extent permitted by applicable law,

         (i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Loan Document or under applicable law;

         (ii) every remedy or right hereunder, under any other Loan Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;

         (iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Loan Document;

         (iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default or other occurrence hereunder or under any other Loan Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Loan Document;

         (v) no single or partial exercise of any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default or other occurrence hereunder or under any other Loan Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Loan Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other or subsequent occurrence hereunder or under any other Loan Document;

         (vi) the acceptance by the Mortgagee or any other Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Loan Document with respect thereto; and

         (vii) the acceptance by the Mortgagee or any other Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Loan Document with respect to any other Secured Obligation.

         (c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (except other Secured Parties to the extent required by the other Loan Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

         (d) For the purpose of carrying out any provisions of Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or, if an Event of Default has
occurred, any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, 5.10 or 6.01 or
such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion (subject to the provisions of this Mortgage); and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

         SECTION 5.03. Waivers by the Mortgagor. To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (iv) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (v) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; or (vi) the right of the Mortgagee to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party. Nothing herein, however, shall be construed to limit any rights, including right to notice, afforded to the Mortgagor under the Loan Documents.

         SECTION 5.04. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property, the Mortgagor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding; and (ii) irrevocably consents to the service of (A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to Section 7.03, such service to be effective when such process or notice is mailed as aforesaid.

         (b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document in any court having jurisdiction under the provisions of any other Collateral Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Collateral Document or applicable law.

         SECTION 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

         (a) The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, as provided in Section 5.03, the Mortgagor has waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

         (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

         (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning, Transferring and delivering all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, Transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, Transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, Transfer or delivery by such attorney-in-fact.

         (d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited.

         (e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or the other Loan Documents, or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

              (f) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

              (g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

              (h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee of the Mortgagee's remedies under Section 5.02(a)(v) or after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

              (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

              (j) If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee shall institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

         SECTION 5.06. Proceeds. Except as otherwise provided herein or required under applicable law, upon being instructed to do so in an Enforcement Notice, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise, shall be applied and paid as follows:

         (a) First: to the payment of all expenses of such sale or other realization, including compensation for the Person conducting such sale (which may include the Mortgagee), the cost of title searches, foreclosure certificates and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate from the date of demand through the date repaid to such Person;

         (b) Second: to the payment of the expenses and other amounts payable under Sections 4.02 and 5.10, if any;

         (c) Third: to the payment of the other Secured Obligations in the order and priority set forth in Section 9 of the Security Agreement, until all Secured Obligations shall have been paid in full; and

         (d) Fourth: to pay to the Mortgagor or its successors and assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         SECTION 5.07. Assignment of Leases. (a) Subject to paragraph (d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII.

         (b) The Mortgagor shall have a license granted hereby to collect and receive all Rents and apply the same subject to the provisions of the Loan Documents, such license to be terminable by the Mortgagee as provided in Section 5.07(c).

         (c) Upon the occurrence and continuance of an Event of Default, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (whichever is the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and (vi) or under applicable law. Upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all security deposits under the Leases and all Rents allocable to any period after such demand. Subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Rents received hereunder by such Person shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Collateral Account, to be held as provided in the Credit Agreement, provided that, subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any security deposits actually received by such Person shall be promptly paid to the Mortgagee, and any security deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law. Once the Event of Default is remedied, the license granted in Section 5.07(b) shall automatically be reinstated.

         (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or security deposits actually received by such Person.

         SECTION 5.08. Dealing With the Mortgaged Property. Subject to Section 7.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property, or grant or consent to the granting of any Lien affecting any portion of the Mortgaged Property, to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

         SECTION 5.09. Right of Entry. The Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Banks (i) without notice, if an Event of Default has occurred and is continuing, (ii) with simultaneous notice, if any payment or performance is required in the reasonable opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (iii) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor's business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 5.10 or for any other purpose, shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (y) a cure of any Default or waiver of any Default or Secured Obligation. The expense of any inspection pursuant to clause (iii) above shall be borne by the Mortgagee unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case the Mortgagor shall pay, or reimburse the Mortgagee for, such expense.

         SECTION 5.10. Right to Perform Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder, the Mortgagee and the representatives of the Mortgagee shall have the right, upon being instructed to do so by the Required Banks at any time, to pay or perform such obligation (i) without notice, if an Event of Default has occurred and is continuing, (ii) with simultaneous notice, if such payment or performance is required in the reasonable opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property or (iii) after notice given reasonably in advance to allow the Mortgagor an opportunity to pay or perform such obligation, provided that the Mortgagor is not contesting payment or performance in accordance with the terms hereof and further provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. The Mortgagor shall reimburse the Mortgagee on demand for the reasonable costs of performing any such obligations and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Post-Default Rate for such day.

         SECTION 5.11. Concerning the Mortgagee. (a) The provisions of Article 7 of the Credit Agreement shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

         (i) The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (ii) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.

         (b) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5.11). References to the Mortgagee in Section 5.12 shall be deemed to include any co-agent or separate agent appointed pursuant to this
Section 5.11.

         Section 5.12. Expenses. The Mortgagor agrees that it will within fifteen (15) days of demand pay to the Mortgagee (i) the amount of any taxes which the Mortgagee may have been required to pay by reason of the Lien of this Mortgage and has failed to pay or to free any of the Mortgaged Property from any Lien thereon (other than Permitted Liens), (ii) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Mortgagee may incur in connection with preserving the value of the Mortgaged Property and the validity, perfection, rank and value of the Lien of this Mortgage and (iii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Mortgagee may incur in connection with the collection, sale or other disposition of any of the Mortgaged Property.


                                   ARTICLE VI

                      SECURITY AGREEMENT AND FIXTURE FILING

         SECTION 6.01. Security Agreement. To the extent that the Mortgaged Property constitutes or includes tangible or intangible personal property, including goods or items of personal property which are or are to become fixtures under applicable law, the Mortgagor hereby grants a security interest therein and this Mortgage shall also be construed as a pledge and a security agreement under the Local UCC; and, upon the occurrence and continuance of an Event of Default, the Mortgagee shall be entitled to exercise with respect to such tangible or intangible personal property all remedies available under the Local UCC and all other remedies available under applicable law. Without limiting the foregoing, upon the occurrence and continuation of an Event of Default, any personal property may, at the Mortgagee's option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder, (ii) be sold pursuant to the Local UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. At any time and from time to time upon the occurrence and continuance of an Event of Default, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Mortgaged Property includes personal property covered by the Security Agreement the provisions of the Security Agreement shall govern with respect to such personal property.

         SECTION 6.02. Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged

Property, and the following information is applicable for the purpose of such fixture filing, to wit:

         (a) Name and Address of the debtor:

             Tekni-Plex, Inc.
             201 Industrial Parkway
             Somerville, NJ  08876

         (b) Name and Address of the secured party:

             Morgan Guaranty Trust Company of New York
               as Agent
             500 Stanton Christiana Road
             Newark, Delaware 19713

         (c) This document covers goods or items of personal property which are or are to become fixtures upon the Property.

         (d) The name of the record owner of the real estate on which such fixtures are or are to be located is Tekni-Plex, Inc.


                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Revolving Loans. The Secured Obligations secured by this Mortgage include Loans made and LC Reimbursement Obligations relating to Letters of Credit issued or extended under the Credit Agreement which are advanced, paid and readvanced from time to time. Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Secured Obligations. The unpaid balance of the Loans and the unpaid balance of the LC Reimbursement Obligations may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any Bank's or LC Issuing Bank's obligation to issue or extend Letters of Credit or to make payments upon draws under Letters of Credit, or any Bank's obligation to advance Loans which are obligatory subject to the conditions stated in the Credit Agreement. Each of the security interest of the Mortgagee hereunder and the priority of the Lien of this Mortgage will remain in full force and effect with respect to all of the Secured Obligations notwithstanding such a zero balance of the Loans or the LC Reimbursement Obligations, and the Lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 7.02(a).

         SECTION 7.02. Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect (except as provided in Section 4.03) upon payment in full of all Secured Obligations, the expiration of all Letters of Credit issued under the Credit Agreement and the termination of all Commitments under the Credit Agreement. At any time and from time to time prior to such termination of this Mortgage, the Mortgagee may release any of the Mortgaged Property with the consent of the Required Banks, provided that if such release is in connection with the release of all or substantially all of the collateral granted to secure the Secured Obligations, such release shall require the consent of all Banks. In addition, the Mortgagee shall release any and all Mortgaged Property required in connection with any transaction, or sale, transfer, assignment or other disposition of the Mortgaged Property, consummated by the Mortgagor and not prohibited by any Loan Document, and shall be fully protected in relying on a certificate of an authorized officer of the Mortgagor to such effect.

         (b) Any termination or release under this Section 7.02 shall be at the Mortgagor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Mortgagee.


         SECTION 7.03. Notices. All notices, requests and other communications required or permitted to be given under this Mortgage shall be in writing (including facsimile transmission or similar writing) and shall be given to the Mortgagor or the Mortgagee as specified in Section 10.01 of the Credit Agreement. Except as otherwise provided herein, each notice, request or other communication shall be effective as determined by Section 10.01 of the Credit Agreement.

         SECTION 7.04. Amendments in Writing. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee in accordance with Section 10.05 of the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.05. Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

         SECTION 7.06. Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         (b) To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

         (c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Credit Agreement.

         SECTION 7.07. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

         IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.



                                           TEKNI-PLEX, INC.


         [Seal]

                                           By:__________________________________
                                                Name:
                                                Title:

                           [Add State acknowledgment]

                                    EXHIBIT A


                             Description of the Land

                                    EXHIBIT B


                             Permitted Encumbrances

1. All those matters as shown on a survey prepared by Bohren and Bohren Engineering Associates, Inc., dated March 11, 1996.

2. The other exceptions described in Schedule B, to that certain title commitment number N-3007 issued with respect to the Property and insuring Mortgagee by Lawyers Title Insurance Corporation dated as of the date hereof.

                                                                       EXHIBIT H

                            OPINION OF LOCAL COUNSEL

                          [Letterhead of Local Counsel]

                                   May 8, 1997


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

     We have acted as special counsel to the Agent in the State of __________ (the "State") in connection with the transactions contemplated by the Credit Agreement (the "Credit Agreement") dated as of May 8, 1997 among Tekni-Plex, Inc., a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks"), the Guarantors party thereto, the LC Issuing Banks referred to therein and Morgan Guaranty Trust Company of New York, as agent for the Banks (the "Agent"), have assisted in the preparation of the Mortgage[s], the Security Agreement and the Financing Statements (as defined below), and have been requested to render this opinion pursuant to Section 3.01(d)(ii) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

     We have examined the Credit Agreement, the Notes, the mortgage[s] or deed[s] of trust described in Schedule A hereto (the "Mortgage[s]"), the Security Agreement dated as May 8, 1997 among the Company, Dolco Packaging Corp. and the Agent (the "Security Agreement") and the financing statements described in Schedule B hereto (the "Financing Statements"; the Credit Agreement, the Notes, the Mortgage[s], the Security Agreement and the Financing Statements being collectively referred to herein as the "Loan Documents"). The terms "Mortgaged Property" and "Secured Parties" have the meanings assigned to them in the Mortgage[s]. The term "Collateral" has the meaning assigned to it in the Security Agreement.

     We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     In rendering this opinion, we have assumed that:

              (a) [Each of] the Company [and _____] is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has been duly qualified as a foreign corporation for the transaction of business, is in good standing in the State and has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own and operate the Mortgaged Property and the Collateral.

              (b) The execution, delivery and performance by the Company of [each of] the Mortgage[s] [and the execution, delivery and performance by [each of] the Company [and ______] of each of the other Loan Documents to which it is a party] (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any authorization, approval or consent of, or filings or registrations with, any governmental or regulatory authority or agency outside of the State except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect,
     (iv) do not contravene any provision of its certificate of incorporation or by-laws, and (v) do not contravene or constitute a breach of or default under any applicable provision of the laws of any jurisdiction other than the State and the federal laws of the United States or any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument binding upon it.

              (c) The Mortgage and Financing Statements have been duly executed and delivered by the Company [and ______].

              (d) The Loan Documents other than the Mortgage[s] constitute legal, valid and binding obligations of [each of] the Company [and ______] under the laws of the State of New York.

              (e) The Company owns the Mortgaged Property [and ______ and the Company own] the Collateral.

     Upon the basis of the foregoing, we are of the opinion that, under applicable law in effect on the date of this opinion:

     1. None of the execution, delivery and performance of the Mortgage[s] and the other Loan Documents and the consummation of the transactions contemplated thereby (i) contravene or constitute a breach of or default under any applicable provision of the laws of the State or any applicable regulation thereunder, (ii) require any authorization, approval or consent of, or filings or registrations with any governmental or regulatory authority or agency of or in the State or
(iii) create any Lien upon any revenues or assets of the Company located in the State other than the Liens created under the Mortgage[s] and the Security Agreement on the Mortgaged Property and the Collateral.

     2. The [Each] Mortgage constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles. [Each of the Loan Documents which provides for its governing law to be the laws of the State of New York would, if governed by the laws of the State constitute a legal, valid and binding obligation of the Company [and __________, as the case may be,] enforceable in accordance with its terms, subject to the exceptions noted in the preceding sentence.]*

     3. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency of or in the State of __________ are necessary for the execution, delivery or performance by the Company of the Mortgage[s] or for the execution, delivery or performance by the Company [and __________] of the other Loan Documents or for the validity or enforceability thereof or the consummation of any transaction contemplated thereby, except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect.

     4. None of the Agent or the Banks is required to pay any tax or be qualified to do business or file any designation for service of process or file any reports in the State or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State solely by reason of its execution and delivery or acceptance of the Mortgage[s] or the other Loan Documents or by reason of its participation in any of the transactions under or contemplated by the Loan Documents, including, without limitation, the making of any Loan, the making and receipt of payments pursuant thereto and the exercise of any right or remedy under or with respect to the Mortgage[s], and the validity and enforceability of the Mortgage[s] and the other Loan Documents will not be affected by any failure to so qualify or file.

     5. The [Each] Mortgage creates a valid mortgage or deed of trust Lien upon such of the Mortgaged Property described therein (the "Real Property") as constitutes real property under the law of the State and a valid security interest in such of the other Mortgaged Property described therein (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State (the "Local UCC"), in each case in favor of the Agent for the ratable benefit of the Secured Parties (as defined in the Mortgage[s]) and securing the Secured Obligations (as defined in the Mortgage[s]). The recording of the Mortgage[s] in the office[s] designated in Schedule A hereto and the filing of the Financing Statements described as items ________ in the offices designated in Schedule B hereto are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the Lien of and security interest in the Mortgaged Property created by the Mortgage[s] and the UCC Property created by the Mortgage and the Financing Statements, except that (i) continuation statements relating to the Financing Statements must be filed within _______________ [state time period], and (ii) additional filings may be

----------
* This opinion is necessary only if a court in your jurisdiction would require this determination in order to enforce the provision of the Mortgage[s].

necessary with respect to the UCC Property if the Company changes its name, identity or corporate structure or the jurisdiction in which its places of business in the State or the UCC Property are located.

     6. The Security Agreement creates a valid security interest, for the benefit of the Secured Parties, in all of the Company's right, title and interest in all Collateral to the extent that the Local UCC is applicable to the creation of a security interest therein and, to the extent provided in Section 9-306 of the Local UCC, all proceeds thereof.

     7. The filing of the Financing Statements described as items ________ in the offices designated in Schedule B are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the security interest in the Collateral covered by the Local UCC (the "UCC Collateral") created by the Security Agreement to the extent such security interest may be perfected by filing under the Local UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect and preserve such security interest, except that (i) continuation statements relating to said Financing Statements must be filed within _______________ [state time period] and (ii) additional filings may be necessary with respect to the UCC Collateral if the Company [or __________, as the case may be,] changes its name, identity or corporate structure or the jurisdiction in which its places of business in the State or the UCC Collateral are located.

     8. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery of the Mortgage[s], the Security Agreement or the other Loan Documents, the creation of the indebtedness evidenced or secured thereby, the creation of the Liens and security interests thereunder, or the filing, recording or registration of the Mortgage[s] or the Financing Statements, except for nominal filing or recording fees.

     9. The Liens and security interests created by the Mortgage[s] and the Security Agreement on or in the Mortgaged Property and the UCC Collateral will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make such advances, and are perfected to the extent set forth in paragraph 7 above with respect to such future advances. The priority of the Liens and security interests created by the Mortgage[s] and the Security Agreement will be the same with respect to Loans made or deemed made after the date hereof as with respect to any such Loans made on the date hereof, except to the extent that any priority may be affected by any security interest, Lien or other encumbrance imposed by law in favor of any government or governmental authority or agency.

     10. The Mortgage[s], the Security Agreement and the Financing Statements conform to all requirements of the laws of the State and the Mortgage[s] and the Security Agreement contain substantially all of the remedial, waiver and other provisions normally contained in mortgages or deeds of trust and security agreements used in connection with transactions of the type and value described in the Loan Documents. Enforcement of the remedies provided in the Mortgage[s] will not deprive any Secured Party of its right to seek a deficiency judgment nor will it limit the right of the Agent to foreclose on other security securing the Secured Obligations (as defined in any of the Collateral Documents).

     [11. The choice of New York law to govern the Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State and adherence to existing judicial precedents would require a court sitting in the State to abide by such choice of law.]*

     12. In connection with the remedies provided in the Mortgage[s] and the Security Agreement:

              (i) The exercise at any time and in any order of any remedies available against the UCC Property or the UCC Collateral relating to the Real Property located within the State would not be affected by, nor would the exercise at any time of such remedies affect, the exercise of any remedies relating to the Real Property, unless the Secured Obligations have been paid and performed in full.

              (ii) The exercise of any remedies with respect to any security or collateral located outside of the State securing the Secured Obligations will not affect or limit the Agent's ability to foreclose against, or exercise any other remedies with respect to, the Mortgaged Property or UCC Collateral, either contemporaneously with, or before or after the exercise of such remedies against the Collateral located outside of the State except to the extent that the fair value of such security or collateral so sold or disposed of has been appropriately applied to the payment of such Secured Obligations, or unless such Secured Obligations have been paid and performed in full.

              (iii) There is no "one form of action" or similar law in the State which would limit the Secured Parties to choosing only one remedy to enforce their rights under the Mortgage[s] and the other Collateral Documents.

     13. The Agent will have the power, without naming all of the Secured Parties, to exercise remedies under the Mortgage and the Security Agreement for the realization of the Mortgaged Property or the Collateral (as the case may be) in its name as Agent.

     The opinion expressed above as to the enforceability of the Mortgage[s] and Security Agreement is subject to the qualification that certain of the remedial provisions thereof may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby.

----------
* This opinion is not necessary if you are going to give the opinion set forth in the second sentence of paragraph 2 above.

     We are admitted to practice only in the State of __________, and the foregoing opinions are limited to the laws of said State and the federal laws of the United States of America.

                                                 Very truly yours,

                                                                       EXHIBIT I

                            FORM OF INTERCOMPANY NOTE


Dated:



     FOR VALUE RECEIVED, the undersigned,__________________, a corporation (the "Payor"), hereby promises to pay to the order of ______________, a corporation (the "Payee"), on demand, at [address] , the principal sum of ______________ Dollars, in lawful money of the United States of America and in immediately available funds.

     The undersigned agrees that the accounts of the Payee shall be prima facie evidence of the amounts loaned by the Payee to the undersigned and the amounts repaid by the undersigned to the Payee. All loans made by the Payee to the Payor hereunder, and all payments made on account of principal hereof, shall be recorded by the Payee, and, prior to any transfer hereof, shall be endorsed on the schedule attached hereto which is part of this Intercompany Note.

     The undersigned also agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) incurred by the Payee in enforcing this Intercompany Note.

     This Note is one of the Intercompany Notes referred to in the Credit Agreement dated as of April___ , 1997 (as amended, supplemented or modified from time to time, the "CREDIT AGREEMENT") among the [Payor][Payee], Tekni-Plex, Inc., the lenders named therein and Morgan Guaranty Trust Company of New York, as Agent. Capitalized terms used in this Intercompany Note have the respective meanings assigned to them in the Credit Agreement.

     If at any time demand is made against the Payor under, and pursuant to the terms of, any guaranty executed by the Payor in connection with the Senior Debt (as defined below), this Intercompany Note, and the payment obligations of the Payor evidenced hereby, shall therewith be null and void and the Payee shall be deemed to have contributed such obligations to the capital of the Payor.

     The indebtedness evidenced by this Intercompany Note is subordinate and subject in right of payment to the prior payment in full of the Senior Debt (as defined below) in the manner and to the extent set forth below:

              (a) The term "SENIOR DEBT" means all obligations of the Payor incurred or to be incurred under, or in respect of, the Loan Documents (including, without limitation, interest at the rate specified in the relevant loan document accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code of 1978, as amended, whether or not such interest is allowed as a claim in such proceeding).

              (b) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Payor or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of the Payor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Payor, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due on or to become due on or in respect of Senior Debt then outstanding, in cash or in any other manner acceptable to the holders of Senior Debt, before the holder is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on this Intercompany Note, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of the Payor of any kind or character including, without limitation, securities that are subordinated in right of payment to all Senior Debt to substantially the same extent as, or to a greater extent than, this Intercompany Note, that may be payable or deliverable in respect of this Intercompany Note in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through (iii) above.

              (c) In the event that the Payee shall receive any payment or distribution of assets of the Payor of any kind or character in respect of principal of or interest on this Intercompany Note in contravention of subsection (b) hereof, then and in such event such payment or distribution shall be received and held by the Payee in trust for the holders of the Senior Debt and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Payor in trust for the holders of, and for application to the payment of, all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, in cash or in any other manner acceptable to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The undersigned hereby waives presentment for payment, demands, notice of dishonor and protest of this Intercompany Note and further agrees that none of its terms or provisions may be waived, altered, modified or amended except as the Payee may consent in a writing duly signed for and on its behalf.

     No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

                                         [Payor]
                                         Address:
                                         By:
                                         Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


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Date          Loan          Paid or Prepaid     Balance          Made By
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

                                                                       EXHIBIT J




[LENDER OR AGENT]



                                 PAY-OFF LETTER

          Re: Tekni-Plex, Inc. (the "Company")

Gentlemen:

                  Reference is made to the [loan instrument], pursuant to which the [Lenders] have made secured loans to, and issued letters of credit for the account of, the Company (together with all amendments and modifications thereto, the "Existing Credit Agreement"). All capitalized terms used and not otherwise defined in this letter shall have the meanings attributed to them in the Existing Credit Agreement.

                  We, as lender and as agent for the lenders, have entered into, or are about to enter into, a financing arrangement with the Company, pursuant to which the lenders will make secured loans to the Company (the "New Credit Agreement"). Pursuant to the Company's instructions in connection with the New Credit Agreement, we will be paying the outstanding balance of loans and all other amounts owing by the Company to the Lenders under the Existing Credit Agreement.

                  Therefore, pursuant to mutual understanding, it is hereby agreed that subject to and upon receipt in immediately available funds of the amount of $__________ representing $___________ outstanding under Term Loan A, $__________ outstanding under [identify loan types], $__________ in accrued interest on the [Loans], $ __________ in accrued [commitment and letter of credit] fees, and $________ in legal expenses no later than the close of business on :

         1. You hereby release any and all liens upon and security interests in any Collateral securing the Company's obligations under the Existing Credit Agreement and the related documentation (collectively, the "Loan Documents"), and further confirm that: (i) upon such receipt by you, you shall claim no lien or security interests on or in any of the Company's assets or property securing the loans that were made pursuant to the Loan Documents, and (ii) all amounts owing to you as of ___________________ under the loans that were made pursuant to the Existing Credit Agreement have been paid in full;

         2. You hereby agree to promptly execute and deliver to us any and all appropriate UCC termination statements and/or other releases to evidence your release of such liens and security interests; and

         3. You hereby confirm and agree that, from time to time hereafter, you will, upon the Company's or our reasonable request, and at the Company's expense, execute and deliver such additional lien releases and/or termination documents as may be necessary to effectively terminate any and all of such liens and/or security interests on any public record.

                                   Very truly yours,

                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as agent for the lenders under the New Credit Agreement


                                   By_____________________________________
                                     Name:
                                     Title:


Each of the undersigned hereby
acknowledges its receipt and
acceptance of and agreement to
the terms and conditions of
this letter:

[LENDER OR AGENT]


By_____________________________
  Name:.
  Title:
  Date:


TEKNI-PLEX, INC.


By_____________________________
  Name:
  Title:
  Date:



                                       -3-